UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

SilverBow Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 2, 2018

Dear SilverBow Resources, Inc. Shareholder:

Our 2018 annual meeting of shareholders will be held on May 15, 2018.

A formal notice of the annual meeting and proxy statement is enclosed, accompanied by a copy of our annual report for the fiscal year ended December 31, 2017.  The proxy statement describes the business we will conduct at the annual meeting and provides information about SilverBow Resources, Inc. that you should consider when you vote your shares.

2017 was a transformational year for the Company, positioning SilverBow Resources, Inc. for growth as a premier oil and gas company, strategically focused on the Eagle Ford formation in South Texas.  Among the many steps taken in order to drive this long-term value for our shareholders, we introduced a new executive management team, rebranded as SilverBow Resources, Inc. and listed our common stock on the New York Stock Exchange.

Your vote is important to us.  Whether or not you can attend the annual meeting of shareholders, we encourage you to vote and submit your proxy.  Voting over the Internet or by telephone is fast and convenient, and your vote is immediately tabulated.  By using the Internet or telephone, you help SilverBow Resources, Inc. reduce the cost of postage and proxy tabulations.  Regardless of your method of voting, we urge you to review the accompanying materials and vote as promptly as possible to ensure the presence of a quorum for the annual meeting.

On behalf of the Board of Directors, thank you for your support and trust as a shareholder of SilverBow Resources, Inc.

Sincerely,

Sean C. Woolverton
Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held May 15, 2018

The annual meeting of shareholders of SILVERBOW RESOURCES, INC. (the “Company” or “SilverBow Resources”) will be held at the Embassy Suites Houston Energy Corridor, 11730 Katy Highway, Houston, Texas 77079, on May 15, 2018, at 10:00 a.m., Houston time, for the following purposes:

1.
To elect two Class II directors identified in this proxy statement to serve until the 2021 annual meeting of shareholders, or until their successors are duly elected and qualified or appointed pursuant to the then-applicable terms of the Director Nomination Agreement, among the Company and certain of its shareholders, dated as of April 22, 2016, as amended (“Nomination Agreement”);

2.	To ratify the selection of BDO USA, LLP as SilverBow Resources’ independent auditor for the fiscal year ending December 31, 2018;

3.	To conduct a nonbinding advisory vote to approve the compensation of SilverBow Resources’ continuing named executive officers as presented in this proxy statement; and

4.	To conduct such other business as may properly be presented at the annual meeting, or at any and all adjournments or postponements thereof.

A record of shareholders has been taken as of the close of business on March 20, 2018, and only shareholders of record at that time will be entitled to vote at the annual meeting, or any adjournment or postponement thereof. A complete list of shareholders will be available commencing May 4, 2018, and may be inspected during normal business hours prior to the annual meeting at the offices of the Company, 575 North Dairy Ashford Road, Suite 1200, Houston, Texas 77079.  This list will also be available at the annual meeting.

By Order of the Board of Directors,

Christopher M. Abundis
April 2, 2018	Senior Vice President, General Counsel and Secretary

Your Vote Is Important!

Whether or not you plan to attend the annual meeting of shareholders, we urge you to vote and submit your proxy as promptly as possible to ensure the presence of a quorum for the annual meeting. For additional instructions on voting your shares, please refer to the proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held On May 15, 2018

Your notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet.  Our proxy statement and the Company’s annual report to shareholders on Form 10-K are available at www.sbow.com.

SILVERBOW RESOURCES, INC.

575 North Dairy Ashford Road, Suite 1200
Houston, Texas 77079
(281) 874-2700

PROXY STATEMENT
for the
2018 ANNUAL MEETING OF SHAREHOLDERS

Solicitation

These proxy materials are being made available to the shareholders of SilverBow Resources, Inc. (“SilverBow Resources,” “Company,” “we” or “us”) beginning on or about April 2, 2018.  The Board of Directors (the “Board”) of SilverBow Resources is soliciting your proxy to vote your shares of SilverBow Resources common stock at the annual meeting of shareholders (the “Annual Meeting”) to be held at the Embassy Suites Houston Energy Corridor, 11730 Katy Highway, Houston, Texas 77079, on Tuesday, May 15, 2018, at 10:00 a.m., Houston time.  The Board is soliciting proxies to give all shareholders the opportunity to vote on the matters that will be presented at the Annual Meeting.  This proxy statement provides you with the information on these matters to assist you in voting your shares.

We are using the e-proxy rules of the U.S. Securities and Exchange Commission (“SEC”).  Accordingly, we are making this proxy statement and related proxy materials available on the Internet pursuant to the SEC’s rules that allow companies to furnish proxy materials to shareholders through a “notice and access” model using the Internet.  The “Notice and Access Rule” removes the requirement for public companies to automatically send shareholders a full hard-copy set of proxy materials and allows them instead to deliver to their shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) and to provide online access to the documents.  We have mailed such a Notice on or about April 2, 2018, to all shareholders of record on March 20, 2018, who are the shareholders entitled to vote at the Annual Meeting.

Voting Information

What is a proxy?

A proxy is your legal designation of another person or persons (the “proxy” or “proxies”) to vote on your behalf.  By voting your shares as instructed in the materials you received, you are giving the designated proxies appointed by the Board the authority to vote your shares in the manner you indicate on your proxy card.

Who are the proxies appointed by the Board of Directors for the Annual Meeting?

The following officers of SilverBow Resources have been appointed to act as proxies for the Company in respect of shares of our issued and outstanding common stock at the Annual Meeting:

Sean C. Woolverton	Chief Executive Officer
G. Gleeson Van Riet	Executive Vice President and Chief Financial Officer
Christopher M. Abundis	Senior Vice President, General Counsel and Secretary

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Annual Meeting if you own shares of SilverBow Resources common stock as of the close of business on our record date of Tuesday, March 20, 2018.

How many shares of SilverBow Resources common stock are entitled to vote at the Annual Meeting?

As of the March 20, 2018 record date, there were 11,616,482 shares of SilverBow Resources common stock issued, outstanding and entitled to vote at the Annual Meeting.  Each share of SilverBow Resources common stock is entitled to one vote on each matter presented.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Many of our shareholders hold their shares through a broker, trustee or other nominee rather than having the shares registered directly in their own name.  There are some distinctions between shares held of record and those owned beneficially that are summarized below.

2018 Proxy Statement	SilverBow Resources, Inc. | 1

Shareholder of Record – If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of the shares.  As the shareholder of record, you have the right to grant a proxy to vote your shares to the Company or another person, or to vote your shares in person at the Annual Meeting.

Beneficial Owner – If your shares are held through a broker, trustee or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in “street name.”  As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you are also invited to attend the Annual Meeting.  Your broker, trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted.  However, since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so.

If I am a shareholder of record, how do I vote?

You may vote using any of the following methods:

Via the Internet – You may vote by proxy via the Internet by following the instructions provided in either the Notice or proxy card.

By Telephone – You may vote by proxy by calling the number found on the proxy card.

By Mail – If you request printed copies of the proxy materials by mail, you may vote by proxy by completing the proxy card and returning it in the envelope provided.

In Person – If you are a shareholder of record, you may vote in person at the Annual Meeting.  We will give you a ballot during the meeting.

If I am a beneficial owner, how do I vote?

You may vote using any of the following methods:

Via the Internet – You may vote by proxy via the Internet by following the instructions provided in either the Notice or the voting instruction form provided by your broker, trustee or other nominee.

By Telephone – You may vote by proxy by calling the number found on either the Notice or the voting instruction form provided by your broker, trustee or other nominee.

By Mail – If you request printed copies of the proxy materials by mail, you may vote by proxy by completing the voting instruction form provided by your broker, trustee or other nominee and returning it in the envelope provided.

In Person – If you are a beneficial owner of shares and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

What is householding?

We follow an SEC-approved procedure approved by the SEC known as “householding.”  Under this procedure, only one copy of the proxy statement, annual report on Form 10-K and Notice is being delivered to shareholders residing at the same address, unless the shareholders have notified SilverBow Resources of their desire to receive multiple copies.  This allows us to reduce the environmental impact of printing and providing proxy materials and associated printing and mailing costs.

If you received a householded mailing this year and would like additional copies of the proxy statement, annual report on Form 10-K and/or Notice mailed to you, please contact Broadridge Financial Solutions, Inc. (“Broadridge”) by telephone at 1-800-579-1639, or by email at sendmaterial@proxyvote.com.  Broadridge will promptly deliver any additional copies requested.  If you would like to enroll in or withdraw from householding, please contact the Company’s transfer agent, American Stock Transfer & Trust Company (if you hold your shares “of record”), or the bank or broker through which you hold your shares.

Householding is limited to accounts within the same bank or brokerage firm.  Therefore, if you have accounts containing our common stock at more than one brokerage firm, you may receive a copy of the proxy statement, annual report on Form 10-K and notice regarding the availability of proxy materials from each firm.

2 |	SilverBow Resources, Inc.	2018 Proxy Statement

Can I receive more than one Notice?

Yes. If you received multiple Notices, you may hold your shares in different ways (e.g., joint tenancy, trusts or custodial accounts) or in multiple accounts.  You should vote on each Notice card you receive.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of all nominees for Class II directors identified in this proxy statement, with terms to expire at the 2021 annual meeting of shareholders;
Proposal 2 —	FOR the ratification of the selection of BDO USA, LLP as SilverBow Resources’ independent auditor for the fiscal year ending December 31, 2018; and
Proposal 3 —	FOR the approval of the compensation of SilverBow Resources’ named executive officers as presented in this proxy statement.

What are my choices when voting?

Proposal 1 — You may cast your vote in favor of electing the nominees as directors or withhold your vote on one or more nominees.

Proposals 2 and 3 — You may cast your vote “for” or “against” or you may abstain with respect to each proposal.

How will my shares be voted if I do not specify how they should be voted?

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate.  If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

Proposal 1 —	FOR the election of all nominees for Class II directors identified in this proxy statement, with terms to expire at the 2021 annual meeting of shareholders;
Proposal 2 —	FOR the ratification of the selection of BDO USA, LLP as SilverBow Resources’ independent auditor for the fiscal year ending December 31, 2018; and
Proposal 3 —	FOR the approval of the compensation of SilverBow Resources’ named executive officers as presented in this proxy statement.

What is a quorum? How are votes withheld, abstentions and broker non-votes treated?

The holders of a majority of the voting power of the outstanding shares of stock of SilverBow Resources entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.  Votes withheld and abstentions are deemed as “present” at the Annual Meeting and are counted for quorum purposes.  For Proposal 1, the election of directors, votes withheld will have the same effect as not voting.  For Proposals 2 and 3, abstentions will have the same effect as a vote against the matter.  For all proposals, broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote and also will have the same effect as not voting.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting.  If you submit a vote and wish to change it prior to the Annual Meeting, you may vote again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) before the date and time that Internet and telephone voting is no longer available (as set forth on the Notice or proxy card), by signing and returning a new proxy card or voting instruction form with a new date, or by attending the Annual Meeting and voting by ballot at the Annual Meeting.

What vote is required to approve each proposal?

For Proposal 1, our Bylaws provide for directors to be elected by a plurality of the votes cast by the holders of shares entitled to vote at the Annual Meeting.  Each of the remaining proposals requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote that proposal.  For these proposals, abstentions will have the same effect as a vote against the matter.  Brokers who do not receive voting instructions from beneficial owners will only have authority to vote on Proposal 2.

2018 Proxy Statement	SilverBow Resources, Inc. | 3

Who pays the cost of this proxy solicitation?

The cost of preparing, printing and mailing the proxy materials and soliciting proxies is paid by SilverBow Resources.  SilverBow Resources will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of SilverBow Resources common stock as of the record date and will reimburse these entities for the costs of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares will help to avoid additional expense.

Is this proxy statement the only way the proxies are being solicited?

In addition to this solicitation by the Board, employees of SilverBow Resources may solicit proxies in person or by mail, delivery service, telephone or facsimile, without additional compensation.  The Company has retained Alliance Advisors, LLC (“Alliance Advisors”) to perform proxy watch services which includes monitoring and reporting on voting for the Annual Meeting.  The Company has agreed to pay this firm $3,500, plus reasonable out-of-pocket expenses, for such proxy watch services.  Pursuant to our agreement with Alliance Advisors, at the Company’s discretion, we may later engage Alliance Advisors to act as a proxy solicitor in conjunction with the Annual Meeting for an additional fee to be determined at that time.

4 |	SilverBow Resources, Inc.	2018 Proxy Statement

EXPLANATORY NOTE

Emergence from Voluntary Chapter 11 Reorganization and Subsequent Rebranding

On December 31, 2015, SilverBow Resources, Inc. (under its former name, Swift Energy Company) and eight of our U.S. subsidiaries (the “Chapter 11 Subsidiaries”) filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware under the caption In re Swift Energy Company, et al (Case No. 15-12670). The Company and the Chapter 11 Subsidiaries received bankruptcy court confirmation of their joint plan of reorganization (the “Plan of Reorganization”) on March 31, 2016, and subsequently emerged from bankruptcy on April 22, 2016 (the “Effective Date”).

In early 2017, the Board authorized management of the Company to begin the process of rebranding the Company and listing its common shares on a nationally-recognized exchange.  On May 5, 2017, through amendments to our Certificate of Incorporation and Bylaws, Swift Energy Company changed its name to SilverBow Resources, Inc.  Additionally, SilverBow Resources, Inc.’s common stock began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “SBOW” on May 5, 2017.

PROPOSAL 1 — ELECTION OF DIRECTORS

Pursuant to our amended and restated certificate of incorporation (our “Charter”) and our Nomination Agreement (as defined below), the board of directors of SilverBow Resources (the “Board”) is made up of three classes. Class II directors’ terms expire at this Annual Meeting; Class III directors’ terms expire at the 2019 annual meeting of shareholders; and Class I directors’ terms expire at the 2020 annual meeting of shareholders. At each annual meeting of shareholders, directors elected to succeed those whose term has expired will be elected to three year terms.

In connection with our voluntary reorganization and effective upon the Company’s emergence from bankruptcy on April 22, 2016, we entered into the Director Nomination Agreement (the “Nomination Agreement”) between SilverBow Resources and the “Consenting Noteholders” (as defined in the Nomination Agreement, which includes Strategic Value Partners, LLC (“SVP”) and certain other former holders of our cancelled senior notes (the “Other Noteholders”)).  Among other things, the Consenting Noteholders have the right to nominate directors to the Board and maintain the right to remove and replace their respective directors at any time.  The Nomination Agreement is included by reference in our Charter as necessary to effectuate its terms.

Current Composition of the Board

Directors standing for election at this Annual Meeting:

Class II (For term to expire at the 2021 annual meeting)

Gabriel L. Ellisor

Charles W. Wampler

Set forth below are the names and remaining terms of the other five directors, who are not standing for election at this Annual Meeting:

Class III (Term to expire at the 2019 annual meeting)	Class I (Term to expire at the 2020 annual meeting)

David Geenberg	Michael Duginski

Marcus C. Rowland	Christoph O. Majeske

Sean C. Woolverton

2018 Proxy Statement	SilverBow Resources, Inc. | 5

Nomination of Directors

Following the expiration of the terms of the Board as set forth above, our Charter and the Nomination Agreement require that the Company and the Consenting Noteholders shall take all necessary actions to cause the Board to consist of seven members as follows:

(i)	the Chief Executive Officer of SilverBow Resources, which shall be a Class III director;

(ii)
two nominees designated by SVP (each an “SVP Designated Director”), which shall be one Class I director and one Class III director; provided, that (A) the number of nominees designated by SVP shall be reduced to one director, which shall be a Class III director, at such time as SVP and its affiliates (other than other Consenting Noteholders) (the “SVP Entities”) collectively beneficially own common stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (B) SVP shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the SVP Entities collectively beneficially own common stock representing an equity percentage of less than 8%;

(iii)
two nominees designated by the Consenting Noteholders as a group (excluding SVP until such time that SVP is no longer entitled to designate an SVP Designated Director) (the “Noteholder Designated Directors”), which shall be two Class II directors; provided, that (A) the number of nominees designated by the Consenting Noteholders shall be reduced to one director, which shall be a Class II director, at such time as the Consenting Noteholders and their affiliates (the “Noteholder Entities”) collectively beneficially own common stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (B) except as set forth in item (iv) below, such Consenting Noteholders shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the Noteholder Entities collectively beneficially own common stock representing an equity percentage of less than 8%;

(iv)
for the purposes of calculating the equity percentage in clauses (A) and (B) of item (iii) above, with respect to SVP’s ownership, the equity percentage shall only include the portion of SVP’s equity percentage that exceeds 15%, but shall contribute to the equity percentage described in (iii) above only up to a maximum of 7.9%, until such time that SVP is no longer entitled to designate an SVP Designated Director. At such time that SVP is no longer entitled to designate an SVP Designated Director, all of SVP’s ownership shall be included in the equity percentage calculations in clauses (A) and (B) of item (iii) above. For the purposes of item (iii) above, the designation right contained in such provision shall still be available at the time SVP is no longer entitled to designate an SVP Designated Director, if at such time, the Equity Percentage ownership threshold in clause (B) of item (iii) above is satisfied; and

(v)
one independent director (as such term is used solely for purposes of the Nomination Agreement) and one additional director (which will be the Chairman) nominated by the Nominating and Strategy Committee of the Board, which shall be designated a Class I director and a Class III director, respectively.

So long as SVP is entitled to designate a nominee, SVP shall have the right to remove such nominee (with or without cause), from time to time and at any time, from the Board. Should a director designated by SVP be removed for any reason, whether by SVP or otherwise in accordance with the Charter and the Bylaws, SVP shall be entitled to designate an individual to fill the vacancy created by such removal so long as SVP is entitled to designate a nominee on the date of such replacement designation, subject to the Charter and Bylaws of the Company.

In addition, if SVP loses the right to nominate any directors, it may not remove and replace their directors still on the Board. If the Consenting Noteholders lose the right to remove and replace any directors pursuant to the then-existing terms of the Nomination Agreement, the Consenting Noteholders will lose the right to remove and replace such directors.

6 |	SilverBow Resources, Inc.	2018 Proxy Statement

The Nomination Agreement will terminate upon the earlier to occur of (a) such time as the Consenting Noteholders in the aggregate no longer beneficially own common stock representing an equity percentage equal to or greater than 8% or (b) the delivery of written notice to SilverBow Resources by all of the Consenting Noteholders, requesting the termination of the Agreement. Further, at such time as any particular Consenting Noteholder ceases to beneficially own any shares of common stock, all rights and obligations of such Consenting Noteholder under the Nomination Agreement will terminate.

The foregoing summary of the Nomination Agreement is qualified in its entirety by reference to the full text of the Nomination Agreement, which is included as Exhibit 4.7 to our Registration Statement on Form S-8 (File No. 333-210936), filed on April 27, 2016.

Election of Directors

Under the Nomination Agreement and SilverBow Resources’ Charter, we have three classes of directors.  Messrs. Gabriel L. Ellisor and Charles W. Wampler, have been nominated by the Board to stand for election at this Annual Meeting as Class II Directors.  SilverBow Resources’ Bylaws provide for directors to be elected by a plurality of votes cast by holders of shares entitled to vote in the election of directors at a meeting of the shareholders at which a quorum is present, subject to the then-existing terms of our Nomination Agreement and our Principles for Corporate Governance.

Class II Director Nominees

The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director of SilverBow Resources, business experience, director positions with other companies held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that were considered by the Nominating and Strategy Committee and the Board in determining that the person should serve as a director for the Company.

Gabriel L. Ellisor, 44, was named a director of SilverBow Resources in April 2016. He was designated as a director by the Consenting Noteholders (excluding SVP) pursuant to the Nomination Agreement in conjunction with the Company’s emergence from bankruptcy and recommended at this Annual Meeting by both our Nominating and Strategy Committee and the Board. Mr. Ellisor served as Chief Financial Officer of Three Rivers Operating Company II from July 2012 to February 2015 and as Chief Financial Officer for Three Rivers Operating Company I from 2010 to 2012, until such acquisition vehicles were sold. Prior to joining Three Rivers, Mr. Ellisor was a principal at Rivington Capital Advisors from 2008 to 2010. Mr. Ellisor has approximately 20 years of experience in the finance sector of the oil and gas industry, including holding various positions at First Interstate Bank, Wells Fargo, and BNP Paribas. He also serves on the board of Salt Creek Midstream LLC.  Mr. Ellisor earned a B.B.A., with a major in Finance, from Texas Christian University. Mr. Ellisor’s qualifications to serve on the Board include his vast financial and transactional experience.

Charles W. Wampler, 63, has served as a director of SilverBow Resources since April 2016. He was also designated as a director by the Consenting Noteholders (excluding SVP) pursuant to the Nomination Agreement in conjunction with the Company’s emergence from bankruptcy and recommended at this Annual Meeting by both our Nominating and Strategy Committee and the Board.  Mr. Wampler is the CEO and President of Resource Rock Exploration LLC, a role he assumed in June 2017. Previously, Mr. Wampler served as Chief Operating Officer of Aspect Holdings, President of Aspect Energy and General Exploration Partners (“GEP”) and Board Member for GEP from 2007 to 2012. Mr. Wampler directed the day-to-day management of Aspect’s domestic operations in the US Gulf Coast and international operations in Hungary and Kurdistan, Iraq. Before joining Aspect, Mr. Wampler was Chief Operating Officer and Board member of Lewis Energy Group from 2004 to 2007. Prior to joining Lewis Energy, Mr. Wampler was Division Operations Manager and Drilling Manager of EOG Resources from 1984 to 2004 and prior to joining EOG, he held several engineering positions. Mr. Wampler currently serves on the Board of Directors of Energy XXI, a position he has held since December 2016. Mr. Wampler earned his BS in Petroleum Engineering from USL. Mr. Wampler is qualified to serve on the Board due to his decades of operational experience in various facets of the oil and gas industry.

Subject to the then-existing terms of our Nomination Agreement, SilverBow Resources’ Bylaws provide that a plurality of the votes cast (including votes withheld) by holders of shares entitled to vote is necessary to elect each nominee.  Brokers do not have discretion to vote on this proposal without your instruction.  If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote.

2018 Proxy Statement	SilverBow Resources, Inc. | 7

The Board of Directors unanimously recommends that shareholders vote “FOR” all director nominees identified in this proxy statement to serve as Class II directors.

The persons named as proxies in these proxy materials, unless otherwise directed by a shareholder on a proxy card, intend to vote “FOR” the election of all nominees named in this proxy statement standing for election as Class II directors. If any nominee should become unavailable or unable to serve as a director, the persons named as proxies may vote for a substitute nominee, the size of the Board may be reduced accordingly, or a new nominee or director may be appointed pursuant to the then-applicable terms of the Nomination Agreement; however, the Board is not aware of any circumstances likely to render any nominee unavailable.

8 |	SilverBow Resources, Inc.	2018 Proxy Statement

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

Class I Directors

Michael Duginski, 52, has served as a director of SilverBow Resources since April 2016.  He is classified as an “independent director,” as such term is specifically used in the Nomination Agreement, meaning he was not designated by any of the Consenting Noteholders including SVP.  Mr. Duginski is the President and CEO of Sentinel Peak Resources, a role he assumed in 2015.  Previously, Mr. Duginski was Chief Operating Officer and Executive Vice President of Berry Petroleum from 2007 to 2013, where he led all operations including corporate development, production, reserves, drilling, EH&S and land, including corporate strategic planning, until Berry’s sale to Linn Energy. Mr. Duginski has served on the public board of Madagascar Oil Limited from April 2015 to April 2016, and several private boards.  Mr. Duginski received his Master of Business Administration from California State University, Bakersfield, and his Bachelor of Science in Mechanical Engineering from the University of Arizona.  His qualifications to serve on the Board include his approximately thirty years of experience in the oil and gas industry along with his executive and directorship experience.

Christoph O. Majeske, 39, has served as a director of SilverBow Resources since September 2016. He was designated as a director by SVP pursuant to the Nomination Agreement.  Mr. Majeske is a Director of Strategic Value Partners and is a member of the North American investment team with a focus on energy, transportation and industrials. From 2006 to 2015, he was a Vice President and Operating Executive of Cerberus Capital Management. At Cerberus, Mr. Majeske executed private equity transactions and held various interim executive roles at portfolio companies, including Chief Financial Officer and Chief Restructuring Officer, in both North America and Europe across a range of industries. From 2000 to 2006, Mr. Majeske was a member of the M&A Advisory team at PricewaterhouseCoopers. He received a Bachelor of Business Administration in Finance, Accounting and Economics with High Distinction from the University of Michigan in 2000. He also serves on the Board of Directors of Genco Shipping & Trading and White Energy. Mr. Majeske brings a wealth of financial and restructuring experience to the Board.

Class II Directors

The biographies for the Class II director nominees are set forth above under “Proposal 1—Election of Directors.”

Class III Directors

David Geenberg, 34, was appointed a director of SilverBow Resources in April 2016. He was designated as a director by SVP pursuant to the Nomination Agreement effective upon the Company’s emergence from bankruptcy. Mr. Geenberg is Co-Head of the North American investment team at Strategic Value Partners with a focus on energy, merchant power and infrastructure and has served in that role since January 2016, after having been an important contributor to the investment team since he joined the firm in 2009. From 2005 to 2009, Mr. Geenberg worked at Goldman, Sachs & Co., most recently in the Infrastructure Investment Group and Principal Investment Area focused on power, utility and infrastructure businesses and, prior to that, in the Natural Resources Group in investment banking. He was appointed as the interim non-executive Co-Chairman of the Board of Directors of Penn Virginia Corporation effective January 19, 2018.  Mr. Geenberg received a BA in Economics from Dartmouth College. Mr. Geenberg brings to the Board energy investment banking expertise and significant capital markets knowledge.

Marcus C. Rowland, 65, was named director and Chairman of the Board of SilverBow Resources in September 2016. He was appointed as Chairman of the Board by our Nominating and Strategy Committee and is classified as an “independent director,” as such term is specifically used in the Nomination Agreement effective upon the Company’s emergence from bankruptcy on April 22, 2016, meaning he was not designated by any of the Consenting Noteholders including SVP. Mr. Rowland is the Founder and currently Senior Managing Director of IOG Capital, LP where he leads such company’s investment team and has served in such position since 2014.  Previously, Mr. Rowland served as the Chief Executive Officer at FTS International, Inc. (formerly Frac Tech International, LLC) from May 2011 through November 2012, and as the President and Chief Financial Officer of Frac Tech Services, LLC and Frac Tech International, LLC from November 2010 to May 2011. Mr. Rowland served as the Chief Financial Officer or equivalent positions of Chesapeake Energy Corporation from 1993, when the company became publicly traded, until October 2010, leaving in the position of Executive Vice President and Chief Financial Officer. Prior to that, Mr. Rowland served as Chief Operating Officer of Anglo-Suisse, LP from 1990 to 1992. Mr. Rowland has served as a director on the boards of a number of public and private companies including Mitcham Industries, Inc. from 2015 to the present, Warren Resources, Inc. from 2012 to 2016 and Chesapeake Midstream Partners from 2010 to 2011. He is an alumnus of Wichita State University. Mr. Rowland is a seasoned oil and gas corporate executive, director, and investment manager with over 40 years of experience in all aspects of upstream and midstream business segments and brings that knowledge along with his expertise in energy mergers, acquisitions, divestitures, public securities transactions, and derivatives facilities to the Board.
2018 Proxy Statement	SilverBow Resources, Inc. | 9

Sean C. Woolverton, 48, was appointed Chief Executive Officer and a member of the Board of SilverBow Resources on March 1, 2017. He was appointed to the Board by our Nominating and Strategy Committee in accordance with the terms of the Nomination Agreement. He was previously the Chief Operating Officer of Samson Resources Company (“Samson”) from November 2013 to February 2017. Samson filed for bankruptcy protection in the Federal Court in the District of Delaware on September 16, 2015, and emerged from bankruptcy on March 1, 2017, shortly after Mr. Woolverton’s resignation. From 2007 to 2013, Mr. Woolverton held a series of positions of increasing responsibility at Chesapeake Energy Corporation, a public independent exploration and development oil and natural gas company, including Vice President of its Southern Appalachia business unit. Prior to joining Chesapeake Energy Corporation, Mr. Woolverton worked for Encana Corporation, a North American oil and natural gas producer, where he oversaw its Fort Worth Basin development and shale exploration teams in North Texas. Earlier in his career, Mr. Woolverton worked for Burlington Resources in multiple engineering and management roles. Mr. Woolverton received his Bachelor of Science degree in Petroleum Engineering from Montana Tech. Mr. Woolverton brings his vast operational leadership and knowledge to SilverBow Resources and the Board.

Affirmative Determinations Regarding Independent Directors and Financial Experts

The Board has determined that each of the following directors is an “independent director” as such term is defined in Section 303A.02 of the Listed Company Manual of the New York Stock Exchange, Inc. (“NYSE”): Michael Duginski, Gabriel L. Ellisor, David Geenberg, Christoph O. Majeske, Marcus C. Rowland and Charles W. Wampler; in reaching this determination, the Board has affirmatively determined that each of these directors has no material relationship with the Company as contemplated under Section 303A.02.  The Board has determined that each of these same directors is independent for the purposes of Nominating and Strategy Committee service, although each does not currently serve on the Nominating and Strategy Committee.  The Board also has determined that these same directors are each “independent” under the heightened standards set forth in Section 303A of the Listed Company Manual of the NYSE for the purposes of Compensation Committee service.  Although these directors do not all serve on the Compensation Committee, six of our seven directors are independent for Compensation Committee purposes at this Annual Meeting.  These independent directors represent a majority of the Company’s Board of Directors.  Mr. Woolverton is not an independent director because he also serves as Chief Executive Officer of the Company.

The Board has also determined that each of the following directors is “independent” under the heightened standard set forth in Section 303A of the Listed Company Manual of the NYSE for the purposes of Audit Committee service (including, by reference, the standards set forth under Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)): Michael Duginski, Gabriel L. Ellisor, Marcus C. Rowland, and Charles W. Wampler.  Although these directors do not all serve on the Audit Committee, four of our seven directors are independent for Audit Committee purposes at this Annual Meeting.  Mr. Woolverton is not an independent director because he also serves as Chief Executive Officer of the Company and Messrs. Geenberg and Majeske are not independent directors for Audit Committee purposes because they are employees of SVP, a substantial shareholder of SilverBow Resources at the time of this Annual Meeting.

As discussed above, the Board has determined that each member of the Audit, Compensation and Nominating and Strategy committees of the Board meets the independence requirements applicable to those committees prescribed by the NYSE and the SEC. Further, the Board has determined that Mr. Gabriel L. Ellisor, Audit Committee Chair, and Mr. Michael Duginski, also a member of the Audit Committee, are each an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC.

The Board reviewed the applicable standards for Board member and Board committee independence and the criteria applied to determine “audit committee financial expert” status, as well as the answers to annual questionnaires completed by each of the independent directors. On the basis of this review, the Board made its independence and “audit committee financial expert” determinations.

Meetings and Committees of the Board

The following standing committees have been established by the Board: Audit, Compensation and Nomination and Strategy.  Descriptions of the membership and functions of these committees are set forth below.

10 |	SilverBow Resources, Inc.	2018 Proxy Statement

The following chart identifies the committees upon which each member of the Board serves, the chairs of the committees, and the number of meetings and actions by consent of the Board and the committees during 2017:

	Board of Directors	Audit	Compensation	Nominating and Strategy(1)

Number of meetings held	9	4	4	2
Number of actions by consent	6	0	0	0

Marcus C. Rowland	C			M
Michael Duginski	M	M		C
Gabriel L. Ellisor	M	C	M
David Geenberg	M			M
Christoph O. Majeske(2)	M		C
Charles W. Wampler	M	M	M
Sean C. Woolverton(3)	M

C	= Chair
M	= Member
(1)	Several Nominating and Strategy meetings and action items have been addressed as a committee report within our full Board meetings and informal telephonic conversations amongst committee members.
(2)	While Mr. Majeske has been a member of SilverBow Resources’ Board since September 27, 2016, he joined the Compensation Committee and was appointed Chairman of such committee on March 22, 2017.
(3)	Mr. Woolverton joined the Company and the SilverBow Resources’ Board on March 1, 2017.

During the period in 2017 that each director was on the Board or a member of a committee, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of all committees of the Board on which he served.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities with respect to oversight in monitoring: (i) the integrity of the financial statements of the Company; (ii) SilverBow Resources’ compliance with legal and regulatory requirements; (iii) the independent auditor’s selection, qualifications and independence; and (iv) the performance of SilverBow Resources’ internal audit function and independent auditor. The committee is required to be comprised of three or more non-employee directors, each of whom is determined by the Board to be “independent” under the rules promulgated by the SEC under the Exchange Act and meets the financial literacy and experience requirements under the rules or listing standards established by the NYSE, as may be amended.  In addition, at least one member of the committee must satisfy the definition of “audit committee financial expert” as such term may be defined from time to time under the rules promulgated by the SEC. The Board has determined that Messrs. Ellisor and Duginski qualify as audit committee financial experts and that each member of the Audit Committee is independent as defined in the NYSE listing standards and the Exchange Act rules, and each meets the financial literacy and experience requirements established by the NYSE.  A report of the Audit Committee appears later in this proxy statement.  Mr. Ellisor (Committee Chair) and Messrs. Duginski and Wampler are members of our Audit Committee.

Compensation Committee

The Compensation Committee holds the responsibilities of the Board relating to compensation of the Company’s executive officers. This includes evaluating the compensation of the executive officers of the Company and its primary operating subsidiary, SilverBow Resources Operating, LLC, and their performance relative to their compensation to assure that such executive officers are compensated effectively in a manner consistent with the strategy of SilverBow Resources, competitive practices, and the requirements of the appropriate regulatory bodies. In addition, this committee evaluates and makes recommendations to the Board regarding the compensation of the directors. The Compensation Committee may evaluate and approve any amendment, some which may require shareholder approval, to the Company’s existing equity-related plans and approves the adoption of any new equity-related plans, subject to shareholder and Board approval. The Compensation Committee is required to be comprised of at least three directors who are non-employee directors and determined by the Board to be independent under applicable Exchange Act rules and NYSE listing standards. The Board has determined that all Compensation Committee members qualify as non-employee directors under applicable Exchange Act rules and NYSE listing standards.  The report of the Compensation Committee is included as part of “Compensation Discussion and Analysis” of this proxy statement. Messrs. Majeske (Committee Chair), Ellisor and Wampler are members of our Compensation Committee.
2018 Proxy Statement	SilverBow Resources, Inc. | 11

Frederic W. Cook & Co., Inc. (“FW Cook”) has been engaged by the Compensation Committee since October 31, 2017, to serve as its independent compensation consultant.  FW Cook reports directly to our Compensation Committee and has provided expert advice on the design and implementation of the Company’s compensation policies and programs.  Prior to FW Cook, Longnecker and Associates (“Longnecker”) had served as the Company’s independent compensation consultant from the Company’s emergence from bankruptcy on April 22, 2016, through October 31, 2017.  To the best of the Company’s knowledge, there are no conflicts between FW Cook or Longnecker and any member of the Board.

Compensation Committee Interlocks and Insider Participation

During 2017, the Compensation Committee consisted of Messrs. Majeske, Ellisor and Wampler, all of whom are independent directors for Compensation Committee standards.  Mr. Majeske joined the Company’s Compensation Committee in March 2017 and was appointed Chairman.  To the Company’s knowledge, there are no compensation committee interlocks involving members of the Compensation Committee or other directors of the Company.

Nominating and Strategy Committee

The Nominating and Strategy Committee identifies individuals qualified to become directors, nominates candidates for directorships and also recommends to the Board the membership of each of the Board’s committees. Subject to the Nomination Agreement, this committee may consider nominees recommended by shareholders upon written request by a shareholder. The Nominating and Strategy Committee develops, monitors and recommends to the Board corporate governance principles and practices applicable to SilverBow Resources. The committee also assists management of the Company in identifying, screening and recommending to the Board individuals qualified to become executive officers of the Company. In addition, this committee administers the Company’s Conflict of Interest Policy. The Nominating and Strategy Committee is required to be comprised of at least three directors who are non-employee directors and determined by the Board to be independent under the NYSE listing standards and the Exchange Act rules. Messrs. Duginski (Committee Chair), Geenberg and Rowland are members of the Nominating and Strategy Committee and, as determined by the Board, all are independent as defined in the NYSE listing standards and rules of the SEC.

Board Leadership Structure; Meetings of Independent Directors; Role in Risk Oversight

While our Principles for Corporate Governance do not require that our Non-Executive Chairman of the Board and Chief Executive Officer positions be separate, effective upon the Company’s emergence from bankruptcy and under the Plan of Reorganization and the present terms of the Nomination Agreement, the Non-Executive Chairman position and the Chief Executive Officer position were separated.  Mr. Rowland was appointed as the Non-Executive Chairman when he joined the Board in September 2016 and Mr. Woolverton was named Chief Executive Officer in March 2017.

The Board believes that this leadership structure is appropriate at this time as it allows our Chief Executive Officer to manage and lead the day-to-day business while allowing the Non-Executive Chairman to provide independent leadership to the Board.  At each executive session of the independent directors, Mr. Rowland as the Non-Executive Chairman of the Board presides.

Along with our separation of the Chairman of the Board and Chief Executive Officer roles, we also have other checks and balances for our Board structure:

•	our Audit, Compensation and Nominating and Strategy committees are all completely independent, as required;

•	six of our seven Board members are independent for Compensation and Nominating and Strategy committee standards;

•	four of our seven Board members are independent for Audit Committee standards;

•
our independent Nominating and Strategy Committee (in conjunction with the Nomination Agreement in effect) has responsibility for Board and management succession planning and related recommendations to the full Board;

12 |	SilverBow Resources, Inc.	2018 Proxy Statement

•	led by the Nominating and Strategy Committee, a Board assessment is conducted annually, assessing the entire Board (not just the current class of nominees) and its committees;

•	following most meetings of the Board, the Non-Executive Chairman presides over an executive session of the independent directors of the Board; and

•
as provided in “Communications with the Board of Directors” in this proxy statement, any shareholder may communicate with the Board of Directors or non-management independent directors, as appropriate.

The full Board is responsible for general oversight of enterprise risk concerns inherent in our business.  At each Board meeting, the Board receives reports from members of our senior management that help the Board assess the risks we face in the conduct of our business.  Members of our senior technical staff frequently make presentations to the Board about current and planned exploration and development activities that may subject us to operational and financial risks.  In addition, the Audit Committee reviews the effectiveness of our internal controls over financial reporting, which are designed to address risks specific to financial reporting, with our internal auditors and independent accountants at least annually.  Through the Company’s independent committees, SilverBow Resources has established processes for the effective oversight of critical issues, such as integrity of our financial statements by our Audit Committee, executive compensation by our Compensation Committee, and corporate governance, including the selection of directors and director nominees, by our Nominating and Strategy Committee.

Compensation of Directors

In accordance with its charter, the Compensation Committee periodically evaluates the compensation of non-employee directors for service on the Board and on Board committees.  In consultation with an independent compensation consultant, the Compensation Committee recommends annual retainer and meeting fees for non-employee directors and fees for service on Board committees, sets the terms and awards of any stock-based compensation and submits these recommendations to the Board for approval.  Directors who are also employees of the Company or our significant shareholder, SVP, receive no additional compensation for service as directors.

In order to attract qualified non-employee directors following the Company’s reorganization and emergence from bankruptcy, one-time inducement equity awards were granted as further described below; at this time, the Compensation Committee has not approved an annual equity award program for our non-employee directors.  The value of the one-time inducement awards to our non-employee directors was determined after consideration of the following:

•	our need for high caliber directors to oversee the repositioning of the Company following our emergence from bankruptcy;

•	additional time requirements expected of our directors as part of the Company’s emergence from bankruptcy; and

•	multi-year vesting period for these inducement awards (as compared to the typical one-year vesting period for annual director grants by our peers).

Accordingly, Messrs. Duginski, Ellisor and Wampler, our non-employee directors, other than the Chairman of the Board or an SVP Designated Director, were offered a compensation package that included an equity award with an aggregate value equal to approximately 0.25% of the Company’s outstanding stock on the grant date when they joined the Company’s Board upon emergence in April 2016.  The mix of the equity award was a combination of stock options and restricted stock units (“RSUs”).  One-third of the award was granted in 2016 and two-thirds of the award was granted in 2017.  In the aggregate, the awards vest one-third per year approximately from the inception of a Board member’s service, which the vesting schedules of the awards reflect.

Similarly, in order to recruit a qualified non-executive Chairman of the Board in September 2016, Mr. Rowland, as Chairman of the Board, was offered a compensation package that was expected to include an equity award with an aggregate value equal to approximately 1.25% of the Company’s outstanding stock on the grant date.  The award was granted in January 2017 and included 64,263 RSUs and 64,263 stock options.  Restrictions on the RSUs lapse in three equal installments over a three-year period beginning September 26, 2017.  The stock options become exercisable annually in three equal installments over a three-year period beginning September 26, 2017, and remain exercisable until the fifth anniversary of the grant date.
2018 Proxy Statement	SilverBow Resources, Inc. | 13

The following table shows the annual cash compensation payable to our non-employee directors.  The Compensation Committee has not approved an annual cash retainer for service as Chairman of the Board at this time.

Annual Board Retainer	$70,000	(1)
Committee Chair Premiums:
Audit Committee Chair	$20,000	(2)
Compensation Committee Chair	$—	(3)
Nominating and Strategy Committee Chair	$5,000	(4)

(1)
Annual cash compensation for all non-employee directors other than the Chairman of the Board or an SVP Designated Director.  Directors who are employees of our significant shareholder, SVP, have elected to receive no additional compensation (neither cash nor equity) for their service as directors.

(2)	Annual fee for serving as Audit Committee Chair.
(3)	Annual fee for serving as Compensation Committee Chair. As the Compensation Committee Chair is an SVP employee, no compensation has been tied to such position.
(4)	Annual fee for serving as Nominating and Strategy Committee Chair.

The below table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company’s non-employee directors for the fiscal year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
(a)	(b)	(c)	(d)	(h)

Michael Duginski	$75,000	$389,376	$149,664	$614,040
Gabriel L. Ellisor	$90,000	$389,376	$149,664	$629,040
David Geenberg(2)	$—	$—	$—	$—
Christoph O. Majeske(2)	$—	$—	$—	$—
Marcus C. Rowland(3)	$—	$2,498,587	$1,193,955	$3,692,542
Charles W. Wampler	$70,000	$389,376	$149,664	$609,040

(1)
The amounts in columns (c) and (d) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted during 2017.  Assumptions used in the calculation of these amounts are included in Note 7 to Consolidated Financial Statements in the Company’s audited financial statements for the fiscal year ended December 31, 2017.  As of December 31, 2018, our non-employee directors held the following aggregate number of unvested RSUs: (i) Messrs. Duginski, Ellisor and Wampler – 14,487 each; and Mr. Rowland – 49,872.  As of December 31, 2017, our non-employee directors held the following aggregate number of unexercised (vested and unvested) stock options: (i) Messrs. Duginski, Ellisor and Wampler – 12,347 each; and Mr. Rowland – 64,263.

(2)	Directors who as employees of our significant shareholder, SVP, and have been designated by SVP to serve as directors, have elected to receive no compensation for their service as directors.
(3)
Mr. Rowland received equity awards as part of his onboarding compensation package as Chairman of the Board in September 2016.  Such awards were not granted until 2017 and are the awards shown in the table above.

Nominations for Directors

Identifying Candidates

Subject to the then-applicable terms of the Nomination Agreement, the Nominating and Strategy Committee, in consultation with the Chairman of the Board, is responsible for identifying and screening potential director candidates and recommending qualified candidates to the Board for nomination.  The Committee will also consider director candidates recommended by the shareholders in accordance with the Company’s Bylaws. For information on how to recommend a director candidate, refer to “Shareholder Proposals” in this proxy statement.
14 |	SilverBow Resources, Inc.	2018 Proxy Statement

Qualifications

The Board codified standards for directors in SilverBow Resources’ Principles for Corporate Governance. These principles provide that the Board should encompass a diverse range of talent and perspectives, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. The Principles for Corporate Governance also provide that at all times a majority of the Board must be “independent directors” as defined from time to time by the listing requirements of the NYSE and any specific requirements established by the Board.  The Nominating and Strategy Committee has not established a specific minimum or maximum age in any governing document, education, years of business experience or specific types of skills for potential director candidates; but, in general, consideration is given to each candidate’s reputation, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board.

The Company’s Principles for Corporate Governance require that each director:

•	understand SilverBow Resources’ business and the marketplaces in which it operates;

•	regularly attend meetings of the Board and of the Board committee(s) on which he or she serves;

•	review the materials provided in advance of meetings and any other materials provided to the Board from time to time;

•
monitor and keep abreast of general economic, business and management news and trends, as well as developments in SilverBow Resources’ competitive environment and SilverBow Resources’ performance with respect to that environment;

•	actively, objectively and constructively participate in meetings and the strategic decision-making processes;

•	share his or her perspective, background, experience, knowledge and insights as they relate to the matters before the Board and its committees;

•
be reasonably available when requested to advise the CEO and management on specific issues not requiring the attention of the full Board but where an individual director’s insights might be helpful to the CEO or management; and

•	be familiar and comply in all respects with the Code of Ethics and Business Conduct of the Company.

We have not adopted a specific written policy with respect to diversity; however, the Nominating and Strategy Committee considers principles of diversity as a factor in evaluating nominees to recommend for service on our Board.  As part of the Board’s succession planning and annual self-assessment process and in accordance with the terms of the then-applicable Nomination Agreement, the Board reviews the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of the Company over both the shorter and longer term. The Board’s succession planning requires the Nominating and Strategy Committee and the Board to assess the skill areas currently represented on the Board and those skill areas represented by directors expected to retire or leave the Board in the near future against the target skill areas established annually by the Board, as well as recommendations of directors regarding skills that could improve the overall quality and ability of the Board to carry out its function. The Board then establishes the specific target skill areas or experiences that are to be the focus of a director search, when necessary. Specific qualities or experiences could include experience in the Company’s industry, financial or technological expertise, experience in situations comparable to the Company’s, leadership experience and relevant geographical experience. The effectiveness of the Board’s diverse mix of skills and experiences is also considered and reviewed as part of each Board self-assessment.

Nomination of Candidates

In determining whether to nominate a candidate, either from an internally generated, shareholder recommendation or an appointment under the terms of the then-existing Nominating Agreement, the Nominating and Strategy Committee will consider the composition and capabilities of existing Board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs.  The Nominating and Strategy Committee also exercises its independent business judgment and discretion in evaluating the suitability of any recommended candidate for nomination.

Corporate Governance

Part of the Company’s historical and ongoing corporate governance practices is the Company’s policy that requires officers, directors, employees and certain consultants of the Company to submit annual disclosure statements regarding their compliance with the Company’s Conflict of Interest Policy.  A management representation letter is provided to the Nominating and Strategy Committee of the Board regarding the results of the annual disclosure statements and management’s assessment of any potential or actual conflict of interest. Based on this assessment and further discussion with management, the Nominating and Strategy Committee then directs management on what additional action, if any, the committee determines is necessary to be undertaken with regard to any potential or actual conflict of interest or related-party transaction.
2018 Proxy Statement	SilverBow Resources, Inc. | 15

The Company also requires that officers, directors, employees and certain consultants of the Company provide an annual reaffirmation of the Company’s Code of Ethics and Business Conduct. A copy of the Code of Ethics and Business Conduct is redistributed in connection with this requirement, and each person is asked to reaffirm and reacknowledge that they have reviewed and refreshed their knowledge of the provisions of the Code of Ethics and Business Conduct and will comply with such code. They also reaffirm their understanding that their continued service to the Company is dependent upon compliance with the Company’s Code of Ethics and Business Conduct.  In addition, all officers, directors, employees and certain consultants are required to annually recertify their understanding of, and adherence to, the Company’s Insider Trading Policy.  A copy of the Insider Trading Policy is also redistributed in connection with this requirement.

Each of the Audit, Compensation and Nominating and Strategy Committees has a committee charter.  Each such charter is reviewed annually by the applicable committee, and all of the charters are reviewed by the Nominating and Strategy Committee.  The committee charters, the Board-adopted Principles for Corporate Governance and the Code of Ethics and Business Conduct are applicable to all employees and directors, and to certain consultants, and are posted on the Company’s website at www.sbow.com.  In addition, the Code of Ethics for Senior Financial Officers and Principal Executive Officer, as adopted by the Board, is posted on SilverBow Resources’ website, where the Company also intends to post any waivers from or amendments to this code within four business days following any such waiver or amendment.

Related-Party Transactions

No related-party transactions or relationships exist to the Company’s knowledge.  Other than the Company’s Conflict of Interest Policy, the Company has not adopted a formal related-party transaction policy.  As a matter of corporate governance policy and practice, all related-party transactions are presented to and considered by the Nominating and Strategy Committee of the Company’s Board of Directors.  See the discussion set forth above under “Corporate Governance” regarding the Conflict of Interest Policy and related annual disclosure process used to identify and evaluate related-party transactions, if any, disclosed by our directors, officers, employees and certain consultants.

Former Executives

Mr. Robert J. Banks, 63, served as Executive Vice President and Chief Operating Officer from 2008 until November 2, 2017, when he ceased being an officer of SilverBow Resources and its subsidiaries.  Effective October 7, 2016 through March 1, 2017, Mr. Banks was appointed interim Chief Executive Officer of SilverBow Resources along with maintaining his roles of Executive Vice President and Chief Operating Officer.  From 2006 to 2008, he served as Vice President of International Operations and Strategic Ventures. Mr. Banks was also President of the Company’s subsidiary, Swift Energy International, and had served as an officer of such company since he joined the Company in 2004. He was an executive officer of SilverBow Resources when it filed for relief under the Bankruptcy Code on December 31, 2015, and throughout the Company’s reorganization and emergence from bankruptcy on April 22, 2016. Mr. Banks has 40 years of experience in both U.S. and international exploration and production activities. His responsibilities have included exploration, development, exploitation and acquisition projects. Prior to joining SilverBow Resources, Mr. Banks held executive-level positions at Vanco Energy Company, Mosbacher Energy Company, and Kuwait Foreign Petroleum Company, and senior-level positions at Santa Fe International Corporation. His direct project responsibilities have included exploration and production operations in 13 different countries in North America, Africa, Asia, Europe and the Pacific Rim. Mr. Banks holds a BSc degree from The Pennsylvania State University.

Mr. Alton D. Heckaman, Jr., 60, was appointed Executive Vice President of SilverBow Resources in November 2004 and Chief Financial Officer in August 2000, and served in such a role until his retirement on March 20, 2017. Up until his retirement, he was the Company’s principal financial officer and principal accounting officer under SEC guidelines. Mr. Heckaman previously served as Senior Vice President — Finance from August 2000 until November 2004, and served in other progressive positions of responsibility since joining the Company in 1982. He was an executive officer of SilverBow Resources when it filed for relief under the Bankruptcy Code on December 31, 2015, and throughout the Company’s reorganization and emergence from bankruptcy on April 22, 2016. Mr. Heckaman is a Certified Public Accountant and holds the degrees of Bachelor of Business Administration in Accounting and Master of Business Administration.

16 |	SilverBow Resources, Inc.	2018 Proxy Statement

Additional information about Messrs. Banks’ and Heckaman’s separations as officers of the Company is provided in “Compensation Discussion and Analysis” and “Potential Payments Upon Change of Control” of this proxy statement.  Since Messrs. Banks and Heckaman served the Company as executive officers during 2017, they are included as Named Executive Officers in this proxy statement.

2018 Proxy Statement	SilverBow Resources, Inc. | 17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning the shareholdings of each person who, to the Company’s knowledge, beneficially owned more than five percent of the Company’s outstanding common stock as of February 28, 2018:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)		Percent of Class

Strategic Value Partners, LLC 100 West Putnam Avenue Greenwich, CT 06830	4,460,319	(1)	38.4%
DW Partners LP and DW Investment Partners, LLC 590 Madison Avenue, 13th Floor New York, NY 10022	1,728,640	(2)	14.9%
BOF Holdings IV, LLC 1450 Brickell Avenue 31st Floor Miami, FL 33131	841,176	(3)	7.2%
Pentwater Capital Management, LP 614 Davis Street Evanston, IL 60201	806,921	(4)	6.9%

(1)
Based on a Schedule 13D/A dated January 22, 2017, and filed January 24, 2017, 4,460,319 shares are beneficially owned by Strategic Value Partners, LLC (i) as the investment manager of Strategic Value Master Fund, Ltd., which has an ownership interest in SVMF 70, LLC, which has an ownership interest in SVMF 71, LLC, (ii) as the managing member of SVP Special Situations III LLC, which is the investment manager of Strategic Value Special Situations Master Fund III, L.P., which has an ownership interest in SVMF 70, LLC, which has an ownership interest in SVMF 71, LLC, and (iii) as the managing member of SVP Special Situations III-A LLC, which is the investment manager of Strategic Value Opportunities Fund, L.P., which has an ownership interest in SVMF 71, LLC.  SVMF 71, LLC directly owns 3,655,319 shares and directly holds 805,000 shares of the Company acquired pursuant to the Share Purchase Agreement among the Company and Purchasers effective January 20, 2017.  Mr. Victor Khosla is the sole member of Midwood Holdings, LLC, which is the managing member of Strategic Value Partners, LLC and is also the indirect majority owner and control person of Strategic Value Partners, LLC.

(2)
Based on a Schedule 13G/A dated December 31, 2017, and filed February 14, 2018, jointly filed in accordance with SEC Rule 13d-1(b) by both DW Partners, LP and DW Investment Partners, LLC (together the “DW Group”), the DW Group holds shared voting and dispositive power with respect to all shares reported.

(3)
Based on a Schedule 13G dated December 31, 2017, and filed February 7, 2018, jointly filed in accordance with SEC Rule 13d-1(b) by  BOF Holdings IV, LLC, H.I.G. Bayside Loan Opportunity Fund IV, L.P., H.I.G. Bayside Loan Advisors IV, LLC, H.I.G.-GPII, Inc., Sami W. Mnaymneh and Anthony A. Tamer (together, the “BOF Group”), the BOF Group holds shared voting and dispositive power with respect to all shares reported.

(4)
Based on a Schedule 13G dated December 31, 2017, and filed February 14, 2018, filed in accordance with SEC Rule 13d-1(b), Pentwater Capital Management, LP holds sole voting and dispositive power with respect to all shares reported. The shares reported include warrants to purchase 1,918 shares of the common stock of the Company.

18 |	SilverBow Resources, Inc.	2018 Proxy Statement

Security Ownership of Management

The following table sets forth information concerning the common stock shareholdings of the members of the Board, the Named Executive Officers as defined later in this proxy statement, and all executive officers and directors as a group, as of February 28, 2018.  The address of the individuals below, unless otherwise indicated, is 575 North Dairy Ashford, Suite 1200, Houston, Texas 77079.

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1) (# of shares)	Percent of Class

Marcus C. Rowland	Chairman of the Board	46,357		(2)
Michael Duginski	Director	20,464		(2)
Gabriel L. Ellisor	Director	20,464		(2)
David Geenberg(3)	Director	—	—
Christoph O. Majeske(3)	Director	—	—
Charles W. Wampler	Director	20,464		(2)
Sean C. Woolverton	Chief Executive Officer and Director	11,775		(2)
G. Gleeson Van Riet	Executive Vice President and Chief Financial Officer	8,078		(2)
Steven W. Adam	Executive Vice President and Chief Operating Officer	—	—
Christopher M. Abundis	Senior Vice President, General Counsel and Secretary	27,849		(2)
Robert J. Banks(4)	Former Executive Vice President and Chief Operating Officer; Former Interim Chief Executive Officer	59,591		(2)
Alton D. Heckaman, Jr.(4)	Former Executive Vice President and Chief Financial Officer	61,912		(2)
All executive officers and directors as a group (12 persons)		276,954	2.4%

(1)
Unless otherwise indicated below, the persons named have sole voting and investment power or joint voting and investment power with their respective spouses over the number of shares of the common stock of the Company shown as being beneficially owned by them.  None of the shares beneficially owned by our executive officers and directors are pledged as a security, with the exception of 5,286 shares owned by Mr. Ellisor in a margin account.  The amounts include shares acquirable within 60 days of February 28, 2018, by vesting of RSUs or exercise of stock options under SilverBow Resources’ equity plans.  The following were entitled to receive shares from RSU awards and through the exercise of stock options within 60 days of February 28, 2018: Mr. Rowland - 0 RSUs, 0 stock options; Mr. Duginski - 7,243 RSUs, 7,935 stock options; Mr. Ellisor - 7,243 RSUs, 7,935 stock options; Mr. Wampler - 7,243 RSUs, 7,935 stock options; Mr. Woolverton - 0 RSUs, 0 stock options; Mr. Van Riet - 0 RSUs, 0 stock options; Mr. Adam - 0 RSUs, 0 stock options; Mr. Abundis - 3,783 RSUs, 15,852 stock options; Mr. Banks - 0 RSUs, 0 stock options; and Mr. Heckaman - 0 RSUs - 0 stock options.

(2)	Less than one percent.
(3)
Each of these directors is a member of the Board, as an SVP Designated Director under the Nomination Agreement.  As employees of SVP, each (i) disclaims beneficial ownership of the shares owned by SVP and its affiliates, and (ii) has elected not to receive equity awards granted to other non-employee directors.

(4)
Beneficial ownership known as of departure from Company for these executive officers.  Accordingly, the ownership disclosed above for Mr. Banks is last known as of February 21, 2018 (following November 2, 2017, the date that he ceased being an officer of the Company).  Ownership for Mr. Heckaman was as of March 20, 2017.  SilverBow Resources cannot confirm such executive officer’s holdings as of a more recent date.

2018 Proxy Statement	SilverBow Resources, Inc. | 19

EXECUTIVE OFFICERS

In general, the Board appoints the executive officers of the Company annually. Information regarding Sean C. Woolverton, Chief Executive Officer and Director, is set forth previously in this proxy statement under “Continuing Members of the Board of Directors,” and information regarding Robert J. Banks, former Executive Vice President and Chief Operating Officer and former Interim Chief Executive Officer, and Alton D. Heckaman, Jr., former Executive Vice President and Chief Financial Officer, is set forth previously in this proxy statement under “Former Executives.”  Shown below is certain information, as of the date of this proxy statement, concerning the other executive officers of the Company.

Christopher M. Abundis, 40, was appointed Senior Vice President, General Counsel and Secretary of SilverBow Resources on March 20, 2017, and leads the Company’s legal and administration efforts including Legal, Human Resources, Corporate Services and Records. From April 2016 to March 2017, Mr. Abundis was Vice President, General Counsel and Secretary for the Company. He has served the Board of Directors as Secretary of the Company since August 2012. From February 2007 to August 2012, Mr. Abundis served as Assistant Secretary of the Company and has provided legal consultation in corporate governance, securities law and other corporate related matters in progressive positions of responsibility including Senior Counsel, Counsel and Associate Counsel. He was an officer of SilverBow Resources when it filed for relief under the Bankruptcy Code on December 31, 2015, and throughout the Company’s reorganization and emergence from bankruptcy on April 22, 2016. Mr. Abundis received a Bachelor of Business Administration and Master of Science in Accounting from Texas A&M University and a Juris Doctor from South Texas College of Law.

Steven W. Adam, 63, was appointed Executive Vice President and Chief Operating Officer of SilverBow Resources on November 6, 2017. Mr. Adam leads the Company’s operations and asset management efforts, including Reserve Reporting, Land Management, Supply Chain, Regulatory and Health Safety & Environmental functions. He was previously the Senior Vice President of Operations of Sanchez Oil and Gas, where he held a series of positions of increasing responsibility from May 2013 until July 2017, including Vice President of Operations—Eagle Ford. Mr. Adam has over 40 years of upstream exploration and production and petroleum services experience with both major and independent companies. He brings to the Company his unconventional resource management experiences with Sanchez Oil and Gas and Occidental Petroleum. Mr. Adam received a Bachelor of Science degree in Chemical Engineering from Montana State University, Master of Business Administration from Pepperdine University and Advanced Management Certificate from the University of California – Berkley.

G. Gleeson Van Riet, 49, was appointed Executive Vice President and Chief Financial Officer of SilverBow Resources on March 20, 2017. He serves as the Company’s principal financial officer under SEC guidelines. Mr. Van Riet was previously the Chief Financial Officer of Sanchez Energy Corporation, where he held a series of positions of increasing responsibility from April 2013 to March 2016. From 2012 until 2013, Mr. Van Riet worked at Excetus Partners, a consulting firm advising private equity firms investing in the energy industry. Prior to that, he was an investment banker with Credit Suisse and also previously worked for Donaldson, Lufkin & Jenrette. Mr. Van Riet has over 20 years of finance experience. He earned a dual Bachelor of Arts and Bachelor of Science from the University of Pennsylvania and a Master of Business Administration from the Harvard Business School.

20 |	SilverBow Resources, Inc.	2018 Proxy Statement

PROPOSAL 2 — RATIFICATION OF SELECTION OF BDO USA, LLP AS SILVERBOW RESOURCES, INC.’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

Selection of BDO USA, LLP as Independent Auditor

The Audit Committee of the Board of Directors has selected BDO USA, LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements and internal control over financial reporting for 2018.  BDO USA, LLP has served as SilverBow Resources’ independent auditor since June 8, 2016.  See “Audit Committee Disclosure” following this proposal for more information related to BDO USA, LLP.

Shareholder approval or ratification is not required for the selection of BDO USA, LLP, since the Audit Committee of the Board of Directors has the responsibility for selecting the Company’s independent registered public accounting firm. However, the selection is being submitted for ratification at the Annual Meeting as a matter of good corporate practice. No determination has been made as to what action the Board of Directors would take if shareholders do not approve the appointment, but the Audit Committee may reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its shareholders’ best interests.

Explanatory Note on Former Independent Auditor

As disclosure is required by SEC rules, on June 8, 2016 (the “Dismissal Date”), the Company (under its former name, Swift Energy Company) dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm.  The Audit Committee recommended and approved the dismissal of Ernst & Young.  The reports of Ernst & Young on the consolidated financial statements of the Company for each of the fiscal years ended December 31, 2015 and 2014, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that both such reports contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.  During the fiscal years ended December 31, 2015 and 2014, and through the Dismissal Date, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference thereto in its reports on the financial statements of the Company for such years.  During the fiscal years ended December 31, 2015 and 2014, and through the Dismissal Date, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K.  The Company provided Ernst & Young with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that Ernst & Young furnish the Company with a copy of their letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Ernst & Young agrees with the statements related to them made by the Company in the Current Report on Form 8-K filed with the SEC on June 14, 2016.  A copy of Ernst & Young’s letter to the SEC dated June 14, 2016, is attached as Exhibit 16.1 to that Current Report on Form 8-K.

Also, on June 8, 2016, the Audit Committee recommended and approved the selection of BDO USA, LLP, effective immediately, as the Company’s new independent registered public accounting firm.  During the fiscal years ended December 31, 2015 and 2014, and through the Dismissal Date, neither the Company, nor anyone on its behalf, consulted BDO USA, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the financial statements of the Company, and no written report or oral advice was provided to the Company by BDO USA, LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Voting on Independent Auditor Proposal

Brokers have discretion to vote this proposal without your instruction.  If you do not instruct your broker how to vote on this proposal, your broker may still vote on this proposal.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the selection of BDO USA, LLP as the Company’s independent auditor.

2018 Proxy Statement	SilverBow Resources, Inc. | 21

AUDIT COMMITTEE DISCLOSURE

Preapproval Policies and Procedures

The charter of the Audit Committee provides that the Audit Committee shall approve, in its sole discretion, any services to be provided by the Company’s independent registered accounting firm, including audit services and significant non-audit services (significant being defined for these purposes as non-audit services for which fees in the aggregate equal 5% or more of the base annual audit fee paid by the Company to its independent auditor), before such services are rendered, and consider the possible effect of the performance of such latter services on the independence of the auditor. The Audit Committee may delegate preapproval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom preapproval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. All of the services described below for 2017 and 2016 were preapproved by the Audit Committee before BDO USA, LLP was engaged to render services.  As detailed further above, Ernst and Young was the Company’s independent auditor from 2002 through June 8, 2016, when BDO USA, LLP was engaged to render the services.

Fees Paid to Independent Public Accounting Firm

BDO USA, LLP began serving as the Company’s independent registered public accounting firm in June 2016.  The Audit Committee, with ratification of the shareholders, engaged BDO USA, LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2017.  A representative from BDO USA, LLP will be present at this year’s Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The following table presents fees and expenses billed by BDO USA, LLP for its audit of the Company’s annual consolidated financial statements and for its review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2017 and 2016, and for its audit of internal control over financial reporting for 2017 and 2016.

	2017	2016

Audit Fees	$559,600	$546,041
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Totals	$559,600	$546,041

The audit fees for 2017 and 2016 for BDO USA, LLP were for professional services rendered in connection with the audits of our consolidated financial statements and reviews of our quarterly consolidated financial statements within such years.  These fees also include the issuance of comfort letters, consents and assistance with review of various documents filed with the SEC.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2017, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•
discussed with BDO USA, LLP, the Company’s independent registered public accounting firm (the “Auditor”), the matters required to be discussed by the AS 3101, “Communication with Audit Committees” rule; and

•
obtained the written disclosures and the letter from the Auditor in accordance with the applicable requirements of the Public Company Accounting Oversight Board regarding the Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Auditor the Auditor’s independence.

22 |	SilverBow Resources, Inc.	2018 Proxy Statement

Based on the reviews and discussion referred to above, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Gabriel L. Ellisor (Chair)
Michael Duginski
Charles W. Wampler

2018 Proxy Statement	SilverBow Resources, Inc. | 23

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Named Executive Officers

In this proxy statement, our Named Executive Officers (“NEOs”) for fiscal year 2017 are:

•	Sean C. Woolverton, Chief Executive Officer and Director (“CEO”);

•	G. Gleeson Van Riet, Executive Vice President and Chief Financial Officer (“EVP & CFO”);

•	Steve W. Adam, Executive Vice President and Chief Operating Officer (“EVP & COO”); and

•	Christopher M. Abundis, Senior Vice President, General Counsel and Secretary (“SVP, GC & SEC”).

The following former executives, who although not officers or employees as of the date of this proxy statement, are also included as NEOs for the purposes of this proxy statement pursuant to applicable SEC rules:

•	Robert J. Banks, our former Executive Vice President and Chief Operating Officer and former Interim Chief Executive Officer; and

•	Alton D. Heckaman, Jr., our former Executive Vice President and Chief Financial Officer.

Executive Summary

2017 Performance Highlights: A Transformational Year

2017 was a transformational year for SilverBow Resources. We put the foundational pieces in place to allow the Company to succeed in 2017 and position the Company and its shareholders for long-term success as a premier Eagle Ford gas driller. We made meaningful progress towards this goal through the following key accomplishments during 2017:

Commercial	●	New executive team in place
	●	Rebranded the Company to SilverBow Resources, Inc.
	●	Listed on the NYSE as ticker “SBOW”
	●	Streamlined operations with non-core Eagle Ford divestitures
Operational	●	~40% production growth 4Q 2017 versus 4Q 2016 on pro forma assets
	●	Acquired ~36,500 acres
	●	Significantly reduced cost structure on South Texas assets driving LOE from $0.52/Mcfe in 2016 to $0.34/Mcfe in 4Q 2017
	●	1Tcfe of proved reserves with multi-Tcf of upside
	●	Successful pilot wells in Oro Grande and Uno Mas acreage blocks
Engineering	●	Continued testing of enhanced frac design
	●	Drilled longest lateral in Company history of over 11,000 ft
	●	Advanced choke management concept
	●	Drilled largest pad (6 well pad) in Company’s history at Fasken
Financial	●	90% EBITDA growth versus 2016
	●	Significant liquidity of $260 million
	●	Low leverage of 2.2x at December 31, 2017
	●	Expanded hedge book
	●	Ample covenant headroom

24 |	SilverBow Resources, Inc.	2018 Proxy Statement

2017 Executive Compensation Highlights

One of the primary drivers of the 2017 compensation program was the appointment of a new executive management team.  Our 2017 executive compensation program was designed in large part to induce our new NEOs to join the Company and reward and retain our executive management team. Accordingly, the following compensation components were implemented:

•
SilverBow Resources entered into a new employment agreement with Mr. Woolverton upon his hire as our Chief Executive Officer in March 2017 and similar employment agreements with the other newly appointed NEOs; highlights of Mr. Woolverton’s employment agreement include:

o	A $550,000 Base Salary, which is consistent with the median of the Company’s peer group;

o
As part of our recruitment of a new Chief Executive Officer, inducement equity awards were granted to Mr. Woolverton with a mix of approximately 40% time-based RSUs and 60% time-based stock options, which do not vest within the first two anniversaries of his first day of employment but instead vest in substantially equal one-third installments on the third, fourth and fifth anniversaries of his first day of employment;

o
Provisions that expressly state that future equity awards will be made as performance-based RSUs in an amount that is 50% of the targeted opportunity, which shall vest only upon meeting of certain performance conditions;

o	An equity investment into the Company of $300,000 to $500,000 during the first year of employment via a 10b5-1 trading plan program; and

o	A stock ownership requirement of three times Mr. Woolverton’s base salary.

•
Introduction of an annual incentive cash bonus program for our NEOs and all employees, tied to six Key Performance Indicators (“KPIs”) meeting 2017 business objectives with threshold, expected (target) and stretch performance levels.

o	The 2017 program paid out at 131% of each NEO’s target opportunity.

•
Our Compensation Committee engaged an independent compensation consultant, Longnecker and Associates (“Longnecker”) for our 2017 compensation program design, and, more recently, Frederic W. Cook & Co., Inc. (“FW Cook”) for our 2018 compensation design and consultation on 2017 payouts.

Compensation Philosophy and Elements

As referenced above, 2017 was a transformational year for the Company that represented the first full fiscal year as a public company after our emergence from bankruptcy.  This, coupled with the recruitment of a new executive management team influenced the design and administration of our executive compensation programs for the year.  Our compensation program in 2017 returned to a more formal executive compensation program, which was designed to support and reinforce our compensation philosophy with a foundation built on:

•	Attracting and retaining top industry talent;

•	Emphasizing pay for performance; and

•	Aligning executive compensation with creating shareholder value.

Accordingly, in setting up the SilverBow Resources program for 2017, with the assistance of the Company’s independent compensation consultant for 2017 compensation (Longnecker), the Compensation Committee designed a compensation program around the following compensation elements highlighted in the table below.   Because we are a growth-stage company, long-term equity incentives have been emphasized to attract and retain our recently appointed executive officers, including upfront inducement awards with longer vesting schedules.

2018 Proxy Statement	SilverBow Resources, Inc. | 25

Component	Type of Payment/Benefit	Purpose
Base Salary	• Fixed cash payment to NEO, generally eligible for annual increase	• Attract and retain talent • Designed to be competitive with those of comparable companies
Annual Incentive Cash Bonus	• Annual cash payments based on performance	• Pay for performance tied to success in achieving KPIs • Reward for executing 2017 objectives
Long-term Equity Incentives	• Time-based RSUs and time-based stock options • Employment Agreements signed in 2017 call for at least 50% of an NEO’s target opportunity to be in performance-based RSUs beginning in 2018	• Represent the largest portion of an NEO’s compensation • Create strong linkage between executives’ and shareholders’ long-term interest • Serves as a strong attraction and retention mechanism

Compensation Governance

The Compensation Committee is focused on creating a best in class executive compensation program. In order to accomplish this, we incorporate the compensation practices and avoid the compensation pitfalls outlined below.

What We Do		What We Don’t Do
✓	Pay for performance – the majority of pay is at risk and based on Company performance	☒	Provide excise tax gross-ups to executives
✓	Balance short-term and long-term performance in our compensation	☒	Allow backdating or repricing of stock options
✓	Use independent compensation consultants	☒	Allow “single trigger” cash payments upon a change-in-control
✓	Maintain stock ownership requirements	☒	Provide excessive perquisites
✓	Annual say-on-pay vote	☒	Allow for hedging of Company stock

2017 NEO Compensation

Elements making up the compensation package for our NEOs in 2017 are further detailed below along with the reasoning and basis for the approved compensation decisions.  The actual amounts earned or granted in 2017 are reflected in “Summary Compensation Table” of this proxy statement.

2017 Base Salary

Each of our NEOs received a base level of income, which is set based on an individual’s responsibility, performance and career experience along with the current market conditions.  Our independent compensation consultants provided our Compensation Committee with market data on the base salaries of NEOs at reasonably comparable peers and the level of base compensation required to induce such NEOs to bring their leadership and expertise to the Company in a competitive industry and location for such talent.  In the aggregate, the newly appointed NEO’s base salaries were at the median of market data.  The following are the 2017 base salaries set following the appointments of Messrs. Woolverton, Van Riet, and Abundis in March of 2017, and Mr. Adam in November of 2017:

26 |	SilverBow Resources, Inc.	2018 Proxy Statement

Named Executive Officer	2016 Base Salary	2017 Base Salary	% Change
Sean Woolverton, CEO	N/A	$550,000	N/A
Gleeson Van Riet, EVP & CFO	N/A	$370,000	N/A
Steve Adam, EVP & COO	N/A	$390,000	N/A
Chris Abundis, SVP, GC & SEC*	$281,000	$315,000	12%

*	Mr. Abundis’ base salary was increased upon his appointment as Senior Vice President, General Counsel and Secretary.

Our “Summary Compensation Table” also includes the base salaries paid to Messrs. Banks and Heckaman during 2017 who, as previously mentioned, have separated from the Company.

2017 Annual Incentive Cash Bonus

Similar to base salaries, the annual incentive cash bonus targets for our executives were set at the levels listed below by the Compensation Committee after reviewing market data for our peer group.

Named Executive Officer	2017 Target Bonus (% of Base Salary)
Sean Woolverton, CEO	100%
Gleeson Van Riet, EVP & CFO	75%
Steve Adam, EVP & COO	85%
Chris Abundis, SVP, GC & SEC	70%

Our cash incentive compensation program for 2017 was approved by the Compensation Committee and the Board, and was composed of the following KPIs.  Incentive cash bonuses for 2017 for our NEOs (and all of our employees), were based on this performance matrix:

	Net Sales (MMCFE/D)(1)	EBITDA ($MM)(2)	Relative TSR(3)	Inventory Adds (Wells)(4)	CTD ($/MCF)(5)	Scorecard Payout		HS&E (TRIR) Scaler)(6)		Overall Bonus Payout
Weighting	20%	20%	20%	20%	20%			0.9 - 1.1

Threshold	140	$100	Top 6 of 10	125	$0.81			No Cat. Event
Expected (Target)	150	$110	Top 4 of 10	200	$0.71			1
Stretch	165	$130	Top 2 of 10	250	$0.61			0.39

SilverBow 2017 Performance	154	$115	4 of 10	228	$0.73			0.21

Payout	25.1%	24.8%	20.0%	31.2%	18.0%	119.1%	x	110.0%	=	131%

(1)	Net Sales for 2017 was 154 MMCFE/D. Performance for this metric was between the expected and stretch levels and yielded a 25.1% credit for this metric.
(2)	Earnings Before Interest Depreciation, Taxes and Amortization (“EBITDA”) was $115 million and yielded a 24.8% credit for this metric for performance between expected and stretch levels.
(3)
Total Shareholder Return (“TSR”) is measured relative to the Company’s performance peer group.  The companies in our performance peer group were chosen due to their focus on the Eagle Ford and the majority are different than our compensation peer group.  Our performance peers include: Abraxas Petroleum, Carrizo Oil & Gas, EP Energy, Lonestar Resources, Penn Virginia, Sanchez Energy, SM Energy, Sundance Energy and WildHorse Resource.  The Company finished 4 of 10 at the expected level, yielding a 20% credit.

(4)	The Company added a total of 228 wells to its inventory which earned a 31.2% credit and fell between the expected and stretch levels.
(5)
Cost to Develop (“CTD”) is the working interest capital spent to develop the Company’s net reserves. The Company was able to achieve a CTD of $0.73MCF, which fell between the threshold and expected levels, and generated an 18% credit.

(6)
Health Safety & Environmental (“HS&E”) Total Recordable Incident Rate (“TRIR”) is an OSHA indicator that measures a company’s total recordable injury rate; the Company’s achievement of the stretch level yielded a 1.10 multiplier to the overall KPI cash bonus payout.

2018 Proxy Statement	SilverBow Resources, Inc. | 27

Each KPI metric selected was intended to incentivize NEOs (and all eligible employees) to achieve near-term operational and financial objectives critical to establishing the groundwork for our overall long-term mission and business goals.  This included operating in a cost-effective and safe manner while also growing our inventory to position the Company for long-term success. The weighting of each metric established the importance of a given metric, with the HS&E TRIR metric being a multiplier to the overall cash bonus opportunity.  Each KPI, coupled with the minimum and maximum cash bonus opportunity range, incentivized our NEOs and employees to focus on all performance metrics while preventing one metric from yielding a payout inconsistent with the intent of the cash bonus program. Performance below the threshold level on any metric resulted in no credit awarded for that metric.  Performance at or above the threshold level on any metric resulted in computing the linearly interpolated results achieved for such given metric.

Each NEO received a 2017 annual incentive cash bonus under this program, which was paid at 131% of the individual NEO’s target bonus due to successful performance achievement with respect to our KPIs.  The cash bonus incentive was prorated based on an NEO’s hire date for each NEO employed for less than the full year, which included Messrs. Woolverton, Van Riet and Adam.  Messrs. Banks and Heckaman, who ceased to serve as officers prior to December 31, 2017, did not receive annual incentive cash bonus awards for 2017.  Our NEOs received bonus payouts under this program in the following amounts:

Named Executive Officer	2017 Target Bonus	2017 Actual Bonus	Payout (as a % of Target)
Sean Woolverton CEO	$458,332	$600,277	131%
Gleeson Van Riet, EVP & CFO	$215,756	$282,576	131%
Steve Adam, EVP & COO	$49,725	$65,125	131%
Chris Abundis, SVP, GC & SEC	$220,500	$288,789	131%

2017 Long-Term Equity Incentives

In 2017, executives received long-term equity incentive grants in the form of time-vested restricted stock units and time-vested stock options. In determining the total value of awards and mix between the two long-term equity incentives vehicles granted, the Compensation Committee, in connection with the market data and advice provided by our independent compensation consultants, considered whether the recipient was a new or continuing executive and their respective role within the Company.  For the executives hired during 2017 (Messrs. Woolverton, Van Riet, and Adam), one-time inducement equity incentives, and for Mr. Abundis, an equity award recognizing his promotion as Senior Vice President, General Counsel and Secretary, represent the most significant component of their compensation reported in “Summary Compensation Table” of this proxy statement. In the case of Mr. Woolverton, the long-term equity awards granted to him during 2017, represent approximately 73% of his compensation reported in “Summary Compensation Table.” These one-time upfront equity awards were granted as a recruiting and retention tool and to immediately align each executive with the interests of our long-term shareholders.  Our new executives received long-term equity inducement awards in the following amounts:

	2017 Long-Term Equity Incentive Grants
	(as a % of Common Stock Outstanding)			Grant Date Value of Shares Granted
Executive	RSUs	Stock Options	Total	RSUs	Stock Options	Total
Sean Woolverton, CEO	0.50%	0.75%	1.25%	$1,602,562	$1,695,467	$3,298,029
Gleeson Van Riet, EVP & CFO	0.30%	0.50%	0.80%	$943,205	$892,999	$1,836,204
Steve Adam, EVP & COO	0.34%	0.51%	0.85%	$862,872	$823,935	$1,686,807

Mr. Woolverton was granted a one-time award of time-based RSUs equal to 0.50% shares of the Company’s Common Stock outstanding on the date of grant and a one-time award of time-based stock options of 0.75% shares of the Company’s Common Stock outstanding on the date of grant, with each award vesting in three substantially equal annual installments on the third, fourth and fifth anniversaries of the date of grant.  Similar inducement awards were awarded to Messrs. Van Riet and Adam in amounts less than Mr. Woolverton as illustrated above.  Mr. Van Riet’s awards will also vest in three substantially equal installments on the third, fourth and fifth anniversaries of the grant date.  The awards granted to Mr. Adam will vest in three substantially equal installments beginning on March 22, 2020; this vesting schedule was chosen for Mr. Adam’s awards in order to align the vesting date of his awards with Messrs. Woolverton and Van Riet.  The Compensation Committee, in connection with Longnecker’s advice, determined that a five-year vesting, as further detailed in “Grants of Plan-Based Awards Table,” was appropriate for the one-time inducement awards given the value and size of the awards and to encourage retention and long-term planning and performance.

28 |	SilverBow Resources, Inc.	2018 Proxy Statement

As existing officers at the Company, Messrs. Banks and Abundis, were granted time-based RSUs and time-based stock option awards for 2017 of which approximately 35% were time-based RSUs and approximately 65% were time-based stock options, with each award vesting in three substantially equal annual installments over a three-year period beginning on the date of grant.  The Compensation Committee, after considering input provided by our independent compensation consultant, determined that three-year vesting was appropriate and in line with the market for our existing officers receiving more customary, annual awards.  Mr. Heckaman did not receive any long-term equity awards in 2017 due to his retirement from the Company in March 2017.

Process for Administering our Compensation Programs

In administering our executive compensation program, the Compensation Committee considers input from our independent compensation consultant, the results of our shareholder advisory vote on executive compensation, and industry peer group market data.

Role of Independent Compensation Consultant

The Compensation Committee retains an independent executive compensation consultant to assist in the development and assessment of the Company’s compensation programs and policies. A representative from our compensation consultant attends Compensation Committee meetings, meets with the Compensation Committee without management present and provides analysis and advice on executive and director compensation levels and plan designs. At the request of the Compensation Committee, the compensation consultant also prepares its own compensation analyses.

Longnecker served as our independent executive compensation consultant since our reorganization and emergence from bankruptcy on April 22, 2016 until October 31, 2017, and reported directly to our Compensation Committee.  The work of Longnecker raised no conflicts of interest under the Company’s Conflict of Interest Policy.

On October 31, 2017, FW Cook was engaged as the Company’s independent executive compensation consultant going forward.  The work of FW Cook raised no conflicts under the Company’s Conflict of Interest Policy.

Role of Shareholder Advisory Vote on Executive Compensation

In formulating our executive pay decisions, the Compensation Committee also takes into account the results of our annual say-on-pay vote.  Of the shareholders voting in 2017, 98.76% approved of SilverBow Resources’ 2017 executive compensation.  The Compensation Committee viewed this as an endorsement of our executive compensation programs for 2016.

Role of Industry Peer Group

In 2017, the Compensation Committee used a compensation peer group to benchmark its executive compensation programs as further discussed below.  A performance peer group was used for measuring relative total shareholder return performance as discussed above under “2017 Annual Incentive Cash Bonus.”

Compensation Peer Group

To be successful in recruiting and retaining top talent in the current highly competitive oil and gas industry in Houston, Texas, we believe it is necessary and appropriate to benchmark our executive compensation against that of our relevant peers.  The Compensation Committee, with the assistance of Longnecker and input from our management, selected the Peer Group listed below for 2017 following our successful reorganization in 2016.  These peers were selected based on the following criteria: industry classification, public company, exchanges, geographic locations, whether the potential peer was an operator, and financial parameters including total revenue, assets, market capitalization, enterprise value and EBITDA.

2017 Compensation Peer Group

Abraxas Petroleum Approach Resources Bonanza Creek Energy Comstock Resources	Contango Oil & Gas EXCO Resources Gastar Exploration HighPoint Resources	Jones Energy Resolute Energy Rex Energy W&T Offshore

For 2018, following a transitional year and a renewed focus of the Company on our Eagle Ford assets in South Texas, the Company removed four companies from the 2017 peer group and added seven new peer companies.  Such changes were made to align the Company’s peers with those in the Eagle Ford shale area and take into account business combinations, asset sales, change of focus and other types of transactions that cause peer companies to no longer exist or no longer be comparable. The Compensation Committee, with the assistance of FW Cook and our management, selected the Peer Group listed below for 2018:

2018 Proxy Statement	SilverBow Resources, Inc. | 29

2018 Compensation Peer Group

Abraxas Petroleum Approach Resources Callon Petroleum Carrizo Oil & Gas Comstock Resources	Contango Oil & Gas Eclipse Resources Gastar Exploration Goodrich Petroleum HighPoint Resources	Jones Energy Penn Virginia Resolute Energy SandRidge Energy WildHorse Resource

2018 Executive Compensation Elements

Our Compensation Committee, in consultation with our new independent compensation consultant, FW Cook, has approved an executive compensation program for 2018. The 2018 program includes the following elements:

•	Base salary;

•	Annual incentive cash bonus based on the Company’s 2018 performance against six established key performance indicators; and

•
Long-term equity incentives.  For 2018, the long-term equity incentives will be 50% in the form of time-based RSUs and 50% in the form of performance-based RSUs. The performance-based RSUs will be earned based on the Company’s three-year relative total shareholder return performance against peers.

Other Compensation Related Policies

Stock Ownership Requirements

To further align senior management’s interests with the interests of our shareholders with respect to long-term shareholder growth, the employment agreements of our NEOs executed in 2017 all contain equity ownership requirements.  Under their respective employment agreements, our new executive officers (Messrs. Woolverton, Van Riet and Adam) are required to make an equity investment in the Company during their first year of employment.  As of the date of this proxy statement, Messrs. Woolverton and Van Riet have satisfied the equity investment requirements and Mr. Adam, who joined the Company more recently as an NEO, is continuing to do so via a 10b5-1 trading plan.  Similarly, per their respective employment agreements, all executive officers (including Mr. Abundis as a tenured officer of the Company) are prohibited from selling shares or otherwise transferring SilverBow Resources equity until they maintain ownership of Company equity with an aggregate value of a multiple of the NEO’s annual base salary, which threshold must be retained with any subsequent transfers; provided, however, that the foregoing restrictions shall not apply to any sales of shares intended to satisfy applicable tax withholding obligations due in connection with the exercise, vesting or settlement of equity awards under the Company’s equity plans.  The required equity investment and continued ownership levels are as follows:

Position	Required Equity Investment	Ownership Guidelines
Chief Executive Officer	$300,000 to $500,000	3x annual base salary
Executive Vice Presidents	$150,000 to $200,000	3x annual base salary
Senior Vice President	n/a	2x annual base salary

Insider Trading Policy

Our Insider Trading Policy is applicable to all Board members, officers, and employees and prohibits short sales of the Company’s securities or any hedging or monetization transaction, such as zero-cost collars or forward sale contracts.  In addition, the Insider Trading Policy prohibits transactions in publicly traded options, such as puts, calls and other derivative securities, involving the Company’s securities.

30 |	SilverBow Resources, Inc.	2018 Proxy Statement

Compensation Policies and Practices as They Relate to Risk Management

In accordance with the requirements of Regulation S-K, Item 402(s), to the extent that risks may arise from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company, we are required to discuss those policies and practices for compensating the employees of the Company (including employees that are not NEOs) as they relate to the Company’s risk management practices and the possibility of incentivizing risk taking.  We have determined that the compensation policies and practices established with respect to the Company’s employees are not reasonably likely to have a material adverse effect on the Company and, therefore, no such disclosure is necessary.

Compensation Committee Report

The Compensation Committee reviewed and discussed the above CD&A with management.  Based upon this review, the related discussions and other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement to be delivered to shareholders of SilverBow Resources.

COMPENSATION COMMITTEE

Christoph O. Majeske (Chair)
Gabriel L. Ellisor
Charles W. Wampler

2018 Proxy Statement	SilverBow Resources, Inc. | 31

Summary Compensation Table

The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of our NEOs for the fiscal years ended December 31, 2015, December 31, 2016 and December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(4)	All Other Compen- sation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)

Sean C. Woolverton Chief Executive Officer and Director	2017	$435,417	$—	$1,695,467	$1,602,561	$600,277	$156,362	$4,490,084

G. Gleeson Van Riet Executive Vice President and Chief Financial Officer	2017	$274,931	$—	$943,205	$892,999	$282,576	$16,943	$2,410,654

Steven W. Adam Executive Vice President and Chief Operating Officer	2017	$44,318	$—	$862,872	$823,935	$65,125	$6,145	$1,802,395

Christopher M. Abundis Senior Vice President, General Counsel and Secretary	2017	$306,264	$—	$308,095	$357,970	$288,789	$17,860	$1,278,978

Robert J. Banks Former Executive Vice President and Chief Operating Officer; Former Interim Chief Executive Officer	2017	$515,000	$—	$369,719	$429,571	$—	$22,569	$1,336,859
	2016	$495,952	$—	$615,079	$267,478	$386,250	$19,695	$1,784,454
	2015	$461,540	$—	$125,247	$—	$—	$22,345	$609,132

Alton D. Heckaman, Jr. Former Executive Vice President and Chief Financial Officer	2017	$134,776	$300,000	$—	$—	$—	$893,227	$1,328,003
	2016	$462,090	$—	$615,079	$267,478	$—	$5,300	$1,349,947
	2015	$462,090	$—	$125,247	$—	$—	$7,950	$595,287

(1)
Amounts include a Retention Bonus paid to Mr. Heckaman in connection with his retirement to incentivize him to stay as the Company’s Executive Vice President and Chief Financial Officer through March 20, 2017.  More information regarding Mr. Heckaman’s retirement is included in the section titled “Former Executives” and “Compensation Discussion and Analysis” of this proxy statement.

(2)
The amounts in columns (e) and (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted during that year. Assumptions used in the calculation of these amounts are included in Note 7 to Consolidated Financial Statements to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for each of the years ended December 31, 2015, and December 31, 2017, and Note 8 to Consolidated Financial statements to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

(3)
For 2015, column (e) is comprised of both time-based restricted stock awards and performance-based RSUs.  Per the Company’s reorganization and emergence from bankruptcy effective April 22, 2016, all unvested stock awards from 2015 were cancelled for our NEOs.  Accordingly, the value shown below for 2015 is for historical purposes only.  For each of 2016 and 2017, column (e) is comprised of time-based RSUs.

(4)	Amounts in column (g) for 2015, 2016 and 2017 include amounts earned during 2015, 2016 and 2017, but paid in 2016, 2017 and 2018, respectively.
(5)	Includes all other compensation items (column (i)) for each of 2015, 2016 and 2017 in addition to that reported in columns (c) through (g):

32 |	SilverBow Resources, Inc.	2018 Proxy Statement

		Woolverton	Van Riet	Adam	Abundis	Banks	Heckaman

Vacation Buyback	2017	$—	$—	$—	$—	$—	$55,873
	2016					$—	$—
	2015					$—	$—

Savings Plan Contributions*	2017	$—	$16,200	$—	$16,200	$16,200	$—
	2016					$5,300	$5,300
	2015					$7,950	$7,950

Life Insurance Premiums**	2017	$784	$743	$545	$660	$4,356	$4,045
	2016					$14,395	$—
	2015					$14,395	$—

HSA Employer Contribution***	2017	$—	$—	$—	$1,000	$1,000	$—
	2016					$—	$—
	2015					$—	$—

Perquisites****	2017	$94,654	$—	$—	$—	$—	$—
	2016					$—	$—
	2015					$—	$—

Tax Reimbursements*****	2017	$60,924	$—	$—	$—	$1,013	$—
	2016					$—	$—
	2015					$—	$—

Severance******	2017	$—	$—	$—	$—	$—	$758,430
	2016					$—	$—
	2015					$—	$—

Consultant Payments*******	2017	$—	$—	$5,600	$—	$—	$74,879
	2016					$—	$—
	2015					$—	$—

Totals	2017	$156,362	$16,943	$6,145	$17,860	$22,569	$893,227
	2016					$19,695	$5,300
	2015					$22,345	$7,950

*
Company contributions to the SilverBow Resources, Inc. Employee Savings Plan for each NEO.  During 2017, $3,986 of the Company contribution for each of Messrs. Abundis and Banks was a taxable distribution.

**	Insurance premiums paid by the Company with respect to life insurance for the benefit of the NEO.
***	Company contribution to Health Savings Account (“HSA”) for NEOs participating in the SilverBow Resources High Deductible Health Plan in 2017.
****
Perquisites are quantified only where the aggregate perquisites for the NEO exceeded $10,000 in 2017.  No NEO had perquisites greater than $10,000 during 2015 or 2016.  Perquisites for Mr. Woolverton in 2017 include: legal fees - $10,000, relocation expenses - $83,526 and spousal travel - $1,129. All such fees were one-time expenses in connection with his onboarding as the Company’s CEO and relocation to SilverBow Resources’ headquarters in Houston, Texas.

*****
Amounts paid by the Company to reimburse the NEO for the amount of certain taxable benefits.  The tax reimbursements for Mr. Woolverton in 2017 include the following one-time tax reimbursements associated with his family’s relocation to Houston, Texas: relocation expenses tax gross up - $60,111 and spousal travel tax gross up - $812.  The tax reimbursement for Mr. Banks includes: tax preparation tax gross up - $1,013; the tax preparation in 2017 for Mr. Banks is not included in the table above as it was under the threshold for perquisite disclosure.

******
Includes severance payment made to Mr. Heckaman in 2017 under his amended employment agreement in conjunction with his retirement.  More information regarding Mr. Heckaman’s severance payment is provided in “Potential Payments Upon Termination or Change in Control.”

*******
For Mr. Adam, this includes a cash payment made to Mr. Adam in 2017 pursuant to a consulting services agreement prior to him joining the Company as our Executive Vice President and Chief Operating Officer.  For Mr. Heckaman, this includes cash payments made to Mr. Heckaman in 2017 pursuant to consulting services agreements entered into as part of his retirement from the Company.  Mr. Heckaman’s consulting services agreements are discussed in more detail in “Potential Payments Upon Termination or Change in Control.”

2018 Proxy Statement	SilverBow Resources, Inc. | 33

Grants of Plan-Based Awards

The following table sets forth certain information with respect to the equity awards granted during the year ended December 31, 2017, to each of our NEOs:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Under-lying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)
Sean C. Woolverton	3/1/2017	$—	$—	$—	58,054	—	$—	$1,695,467
	3/1/2017	$—	$—	$—	—	87,081	$29.21	$1,602,562
		$—	$458,332	$916,664	—	—	$—	$—
G. Gleeson Van Riet	3/22/2017	$—	$—	$—	35,096	—	$—	$943,205
	3/22/2017	$—	$—	$—	—	52,644	$26.96	$892,999
		$—	$215,756	$431,512	—	—	$—	$—
Steven W. Adam	11/6/2017	$—	$—	$—	39,275	—	$—	$862,872
	11/6/2017	$—	$—	$—	—	58,912	$21.97	$823,935
		$—	$49,725	$99,450	—	—	$—	$—
Christopher M. Abundis	3/22/2017	$—	$—	$—	11,464	—	$—	$308,095
	3/22/2017	$—	$—	$—	—	21,103	$26.96	$357,970
		$—	$220,500	$441,000	—	—	$—	$—
Robert J. Banks	3/22/2017	$—	$—	$—	13,757	—	$—	$369,719
	3/22/2017	$—	$—	$—	—	25,324	$26.96	$429,571
Alton. D. Heckaman, Jr.		$—	$—	$—	—	—	$—	$—

(1)
Under the Company’s 2017 cash incentive bonus program, payment for threshold performance is indeterminable as it would yield anywhere between $0 and the target payout amount disclosed above for Messrs. Woolverton, Van Riet, Adam and Abundis.  Based on the Company’s performance on its 2017 KPIs, our NEO’s actual cash incentive bonus for 2017 was paid out at 131% of target.  Refer to “Compensation Discussion and Analysis” and “Summary Compensation Table” of this proxy statement for more information on actual 2017 Company performance and the cash bonus incentive program.  The maximum payout level under the Company’s stretch level of its KPIs would be 200% of an NEO’s target as illustrated above.  Messrs. Banks and Heckaman had separated from the Company as officers prior to December 31, 2017, and, therefore, did not receive any award or payout under the Company’s 2017 cash bonus incentive plan.

(2)
Amount shown reflects the number of RSUs and stock options granted to the NEO during 2017 pursuant to the Company’s equity compensation plans.  Restrictions on RSUs and stock options disclosed above lapse as to one-third of such shares each year beginning on the third anniversary of the grant date with respect to Messrs. Woolverton and Van Riet and March 22, 2020 with respect to Mr. Adam.  For Messrs. Abundis and Banks, restrictions on RSUs and stock options disclosed above lapse as to one-third of such shares each year beginning on the first anniversary of the grant date.

(3)
Reflects the full aggregate grant date fair value computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, as required by SEC rules, and does not reflect the actual value that may be recognized by each NEO. See footnote (2) to “Summary Compensation Table” included in this proxy statement for more information.

34 |	SilverBow Resources, Inc.	2018 Proxy Statement

Outstanding Equity Awards at December 31, 2017

The following table includes certain information about stock options and restricted stock units outstanding at December 31, 2017, for each of our NEOs:

	Option Awards					Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(e)	(f)	(g)		(h)	(i)	(j)

Sean C. Woolverton Stock Options
3/1/2017	—	87,081	(2)	$29.21	3/1/2027
Restricted Stock Units
3/1/2017						58,054	(3)	$1,725,365	—	—
G. Gleeson Van Riet Stock Options
3/22/2017	—	52,644	(2)	$26.96	3/22/2027
Restricted Stock Units
3/22/2017						35,096	(3)	$1,043,053	—	—
Steven W. Adam Stock Options
11/6/2017	—	58,912	(2)	$21.97	11/6/2027
Restricted Stock Units
11/6/2017						39,275	(3)	$1,167,253	—	—
Christopher M. Abundis Stock Options
6/8/2016	4,409	8,819	(4)	$23.25	6/8/2021
3/22/2017	—	21,103	(4)	$26.96	3/22/2027
Restricted Stock Units
6/8/2016						11,023	(5)	$327,604	—	—
3/22/2017						11,464	(5)	$340,710	—	—
Robert J. Banks(6) Stock Options
6/8/2016	7,054	14,110	(4)	$23.25	6/8/2021
3/22/2017	—	25,324	(4)	$26.96	3/22/2027
Restricted Stock Units
6/8/2016						17,637	(5)	$524,172	—	—
3/22/2017						13,757	(5)	$408,858	—	—
Alton D. Heckaman, Jr. Stock Options
6/8/2016	21,164	—		$23.25	4/22/2019

(1)
Amount reflects the aggregate market value of unvested RSUs at December 31, 2017, which equals the number of unvested restricted stock units in column (g) multiplied by the closing price of the Company’s common stock at December 29, 2017 (the last trading day of 2017), which was $29.72.

(2)
These stock options become exercisable in three equal installments each year beginning on the third anniversary of the date of grant for Messrs. Woolverton and Van Riet, and beginning on March 22, 2020, for Mr. Adam.

(3)
Restrictions on these RSUs lapse as to one-third of such shares each year beginning on the third anniversary of the date of grant for Messrs. Woolverton and Van Riet, and beginning on March 22, 2020, for Mr. Adam.

(4)	These stock options become exercisable in three equal installments each year beginning on the first anniversary of the grant date.
(5)	Restrictions on these RSUs lapse as to one-third of such shares each year beginning on the first anniversary of the grant date.
(6)
Under applicable SEC rules, the table above reflects outstanding awards as of December 31, 2017.  In connection with his separation from the Company, Mr. Banks received accelerated vesting of certain outstanding equity awards effective January 1, 2018, pursuant to the award agreement.  Please see “Potential Payments Upon Termination or Change in Control” for more information.

2018 Proxy Statement	SilverBow Resources, Inc. | 35

Option Exercises and Stock Vested

The following table includes information regarding restricted stock units vested for our NEOs during the fiscal year ended December 31, 2017.  No stock options were exercised in 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(d)	(e)

Christopher M. Abundis	5,511	$158,937
Robert J. Banks	8,818	$254,311

(1)
Amount reflects value realized by multiplying the number of shares of RSUs that vested by the market value on the vesting date.  The market value on the vesting date (June 8, 2017) for each officer named above was $28.84, the closing price of the Company’s common stock on such date.

Pension Benefits

We do not currently sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our NEOs.

Nonqualified Deferred Compensation

We do not currently sponsor or maintain any plans that provide for defined contribution or other deferrals of compensation on a basis that is not tax-qualified for our NEOs.

Potential Payments Upon Termination or Change in Control

The table below and the discussion that follows reflect the amount of compensation payable, or paid, to each NEO (other than Messrs. Banks and Heckaman) upon termination from the Company under several scenarios assuming such termination was effective December 31, 2017.  The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.  With respect to Mr. Banks and Mr. Heckaman, the actual payments made upon, or to be made following, their cessation of service is reported in the table below.  Please see footnotes (5) and (6) of the table below and “Compensation Discussion and Analysis” of this proxy statement for more information.

Each NEO has (or prior to separation from the Company had) an employment agreement.  The employment agreements of Messrs. Woolverton, Van Riet and Adam were effective March 1, 2017, March 20, 2017 and November 6, 2017, respectively.  Mr. Abundis’ employment agreement was put in place upon his promotion on March 20, 2017.  All of the remaining employment agreements have a three (3) year initial term and following those three years automatically extend for one year on each anniversary of the agreement.  However, each agreement allows for the Company to terminate an NEO at any time with, in general, sixty days’ written notice.

36 |	SilverBow Resources, Inc.	2018 Proxy Statement

			Equity Acceleration
	Cash Payments	Benefit Cost(1)	Time- Based Stock Options		Time-Based RSUs		Total

Sean C. Woolverton
Termination by Employee for Good Reason or by Company Without Cause	$1,650,000	$25,449	$—		$—		$1,675,449
Termination by Employee for Good Reason or by Company Without Cause Following Change in Control(2)	$2,200,000	$25,449	$44,411	(3)	$1,725,365	(3)	$3,995,226
Death or Disability	$—	$25,449	$—		$—		$25,449
Change of Control	$—	$—		$(4)		$(4)	$—

G. Gleeson Van Riet
Termination by Employee for Good Reason or by Company Without Cause	$647,500	$9,263	$—		$—		$656,763
Termination by Employee for Good Reason or by Company Without Cause Following Change In Control(2)	$971,250	$9,263	$145,297	(3)	$1,043,053	(3)	$2,168,864
Death or Disability	$—	$9,263	$—		$—		$9,263
Change of Control	$—	$—		$(4)		$(4)	$—

Steven W. Adam
Termination by Employee for Good Reason or by Company Without Cause	$721,500	$19,329	$—		$—		$740,829
Termination by Employee for Good Reason or by Company Without Cause Following Change In Control(2)	$1,082,250	$19,329	$456,568	(3)	$1,167,253	(3)	$2,725,400
Death or Disability	$—	$19,329	$—		$—		$19,329
Change of Control	$—	$—		$(4)		$(4)	$—

Christopher M. Abundis
Termination by Employee for Good Reason or by Company Without Cause	$535,500	$25,449	$76,277	(3)	$440,034	(3)	$1,077,260
Termination by Employee for Good Reason or by Company Without Cause Following Change In Control(2)	$803,250	$25,449	$115,303	(3)	$668,314	(3)	$1,612,316
Death or Disability	$—	$25,449	$76,277		$440,034		$541,760
Change of Control	$—	$—		$(4)		$(4)	$—

Robert J. Banks(5)	$1,108,523	$25,449	$114,245		$660,458		$1,908,675

Alton D. Heckaman, Jr. (6)	$1,297,540	$19,239	$121,693		$767,195		$2,205,667

(1)	Includes payment of health and dental insurance continuation as provided in employment agreement.
(2)	A payment is triggered only upon qualifying termination of employment that occurs beginning on the date of the change of control and ending on the first anniversary following the Change of Control.
(3)
Includes value of option spread and full value awards upon accelerated vesting of equity grants at $29.72 per share, which was the closing price of the Company’s common stock on December 29, 2017 (the last trading day of 2017).

(4)
The value is indeterminable as the vesting for these awards would occur on the first anniversary of the change of control.  For illustrative purposes, if the awards were accelerated on December 31, 2017, they would be valued as follows: (a) Mr. Woolverton - time-based stock options-$44,411 and time-based RSUs-$1,725,365; (b) Mr. Van Riet - time-based stock options-$145,297 and time-based RSUs-$1,043,053; (c) Mr. Adam - time-based stock options-$456,568 and time-based RSUs-$1,167,253; and (d) Mr. Abundis - time-based stock options-$115,303 and time-based RSUs-$668,314.

(5)
As described above, Mr. Banks ceased to serve as an officer of the Company effective November 2, 2017.  Under his employment agreement, Mr. Banks became entitled to receive the following summarized benefits and consideration upon his cessation of service included in the table above and further detailed in this footnote: (a) a cash payment, a portion of the cash payment (plus interest)  to be paid on July 1, 2018, and the rest of the cash payment to be paid via 24 semi-monthly payments over a period beginning August 15, 2018 and ending July 30, 2019; (b) vesting of outstanding equity awards pursuant to the award agreements effective January 1, 2018, with the RSUs valued above using the closing price of the Company’s common stock at December 29, 2017 (the last trading day before January 1, 2018), which was $29.72 and the stock options are valued using the option spread as of the same date; (c) retention of the ability to exercise the options granted until April 1, 2018; and (d) continued eligibility to participate in the Company’s health insurance plans through January 2019 at the Company’s expense.  Mr. Banks’ employment agreement also contains customary, non-competition and non-solicitation covenants, along with mutual releases and non-disparagement covenants.

(6)
As described above, Mr. Heckaman retired from the Company effective March 20, 2017.  Under his employment agreement (as amended), Mr. Heckaman became entitled to receive the following summarized benefits and consideration prior to or upon his retirement included in the table above and further detailed in this footnote: (a) a cash payment of $994,040 (plus interest) over a period following his last day of employment, with a lump sum payment of $530,000 made on his last day of employment, March 20, 2017, and the rest paid (or to be paid) in semi-monthly payments of approximately $166,000 starting October 15, 2017; (b) a $300,000 stay bonus was made on his last day of employment on March 20, 2017, pursuant to the amendment to his employment agreement and his continuance as SilverBow Resources’ Executive Vice President and Chief Financial Officer through March 20, 2017, which is reflected as part of the total compensation in the table above; (c) a cash payment of $3,500 was made on his last day of employment, in lieu of any obligation by the Company to provide life insurance under the employment agreement and is also included as part of the total compensation in the table above; (d) all of his outstanding equity awards granted upon the Company’s emergence from bankruptcy vested on November 15, 2016, and the RSUs are valued above using the closing price of the Company’s common stock at November 15, 2016, which was $29.00 and the stock options are valued using the option spread as of the same date; (e) retention of the ability to exercise the options granted until April 22, 2019; and (e) continued eligibility to participate in the Company’s health insurance plans through March 2018 at the Company’s expense.  Mr.  Heckaman also entered into a six-month consulting services agreement in connection with his retirement to assist in transition of management and certain Company matters under which he was compensated $11,000 per month through September 2017, along with a separate consulting agreement to serve, on an as-needed basis as the Company’s designated corporate representative in certain litigation, under which Mr. Heckaman would be compensated $2,500 per day worked.

2018 Proxy Statement	SilverBow Resources, Inc. | 37

Computation of Payments

Under the NEO’s employment agreement, the RSU and stock option agreements, and the Company’s compensation plans, in the event of termination of employment of an NEO, that NEO would receive the payments, accelerations and benefits described below.  All of our employment agreements and compensation arrangements have been prepared to comply with Section 409A of the Internal Revenue Code.  The formulations of payments below are as of December 31, 2017.  Messrs. Banks and Heckaman are not included in the below formulations of payments as they had already ceased to serve as officers of the Company prior to December 31, 2017, and the actual payments paid or payable to them are described above.  In each scenario, “Base Salary” means the NEO’s annual base salary in effect immediately prior to the termination date.

•	Termination by Employee Upon 90 Days’ Notice Without Good Reason or by Company With Cause

Messrs. Woolverton, Van Riet and Adam

•	Exercisability of previously-vested stock options for 60 days following termination

•	No additional compensation

Mr. Abundis

•	Exercisability of previously-vested stock options for 30 or 60 days following termination, based on award agreement

•	No additional compensation

•	Termination by Employee for Good Reason or by Company Without Cause

Mr. Woolverton

•	Cash payment of 1.5 x Base Salary and 1.5 x Target Bonus

•	Immediate acceleration of vesting of time-based RSUs that would have otherwise vested within the next 12 months

•	Immediate acceleration of vesting and exercisability of time-based stock options for 60 days following termination that would have otherwise vested within the next 12 months

•	Immediate acceleration of a pro rata portion of performance-based RSUs, subject to the satisfaction of the performance conditions

•	Immediate acceleration and exercisability of a pro rata portion of performance-based stock options for 60 days following termination, subject to the satisfaction of the performance conditions

•	Health Insurance paid by Company for up to 12 months

Messrs. Van Riet and Adam

•	Cash payment of 1 x Base Salary and 1 x Target Bonus

•	Immediate acceleration of vesting of time-based RSUs that would have otherwise vested within the next 12 months

•	Immediate acceleration of vesting and exercisability of time-based stock options for 60 days following termination that would have otherwise vested within the next 12 months

•	Immediate acceleration of a pro rata portion of performance-based RSUs, subject to the satisfaction of the performance conditions

•	Immediate acceleration and exercisability of a pro rata portion of performance-based stock options for 60 days following termination, subject to the satisfaction of the performance conditions

•	Health Insurance paid by Company for up to 12 months

38 |	SilverBow Resources, Inc.	2018 Proxy Statement

Mr. Abundis

•	Cash payment of 1 x Base Salary and 1 x Target Bonus

•	Dependent on the award agreement:

▪	Immediate acceleration of vesting of certain time-based RSUs

▪	Immediate acceleration of vesting of certain time-based RSUs that would have otherwise vested within the next 12 months

•	Dependent on the award agreement:

▪	Immediate acceleration of vesting and exercisability of certain time-based stock options for 90 days following termination

▪	Immediate acceleration of vesting and exercisability of certain time-based stock options for 60 days that would have otherwise vested within the next 12 months

•	Immediate acceleration of a pro rata portion of performance-based RSUs, subject to the satisfaction of the performance conditions

•	Immediate acceleration and exercisability of a pro rata portion of performance-based stock options for 60 days following termination, subject to the satisfaction of the performance conditions

•	Health Insurance paid by Company for up to 12 months

•	Termination by Employee for Good Reason or by Company Without Cause following a Change in Control

Mr. Woolverton

•	Cash payment of 2 x Base Salary and 2 x Target Bonus

•	Immediate acceleration of vesting of all time-based RSUs

•	Immediate acceleration of vesting and exercisability of all time-based stock options for 60 days following termination

•	Immediate acceleration of performance-based RSUs, subject to the satisfaction of the performance conditions

•	Immediate acceleration and exercisability of performance-based stock options for 60 days following termination, subject to the satisfaction of the performance conditions

•	Health Insurance paid by Company for up to 12 months

Messrs. Van Riet and Adam

•	Cash payment of 1.5 x Base Salary and 1.5 x Target Bonus

•	Immediate acceleration of vesting of all time-based RSUs

•	Immediate acceleration of vesting and exercisability of all time-based stock options for 60 days following termination

•	Immediate acceleration of performance-based RSUs, subject to the satisfaction of the performance conditions

•	Immediate acceleration and exercisability of performance-based stock options for 60 days following termination, subject to the satisfaction of the performance conditions

•	Health Insurance paid by Company for up to 12 months

Mr. Abundis

•	Cash payment of 1.5 x Base Salary and 1.5 x Target Bonus

•	Immediate acceleration of vesting of all time-based RSUs

•	Immediate acceleration of vesting and exercisability of all time-based stock options for 60 or 90 days following termination, dependent on the award agreement

•	Immediate acceleration of performance-based RSUs, subject to the satisfaction of the performance conditions

•
Immediate acceleration and exercisability of performance-based stock options for 60 or 90 days following termination, dependent on the award agreement and subject to the satisfaction of the performance conditions

•	Health Insurance paid by Company for up to 12 months

2018 Proxy Statement	SilverBow Resources, Inc. | 39

•	Death or Disability

Messrs. Woolverton, Van Riet and Adam

•	Immediate acceleration of vesting of time-based RSUs that would have otherwise vested within the next 12 months

•	Immediate acceleration of vesting and exercisability of time-based stock options for 60 days following death or disability that would have otherwise vested within the next 12 months

•	Immediate acceleration of a pro rata portion of performance-based RSUs for 60 days following death or disability, subject to the satisfaction of the performance conditions

•	Immediate acceleration and exercisability of a pro rata portion of performance-based stock options, subject to the satisfaction of the performance conditions

•	Health Insurance paid by Company for up to 12 months

Mr. Abundis

•	Dependent on award agreement:

▪	Immediate acceleration of vesting of certain time-based RSUs

▪	Immediate acceleration of vesting of certain time-based RSUs that would have otherwise vested within the next 12 months

•	Dependent on award agreement:

▪	Immediate acceleration of vesting and exercisability of time-based stock options for 12 months

▪	Immediate acceleration of vesting and exercisability of time-based stock options for 60 days following death or disability that would have otherwise vested within the next 12 months

•	Immediate acceleration of a pro rata portion of performance-based RSUs, subject to the satisfaction of the performance conditions

•	Immediate acceleration and exercisability of a pro rata portion of performance-based stock options, subject to the satisfaction of the performance conditions

•	Health Insurance paid by Company for up to 12 months

•	Change of Control

Messrs. Woolverton, Van Riet and Adam

•	On the first anniversary of the change of control, acceleration of vesting of all time-based RSUs

•	On the first anniversary of the change of control, acceleration of vesting and exercisability of all time-based stock options pursuant to the award agreement

•	On the first anniversary of the change of control, acceleration of performance-RSUs, subject to the satisfaction of the performance conditions

•
On the first anniversary of the change of control, acceleration and exercisability of performance-based stock options pursuant to the award agreement, subject to the satisfaction of the performance conditions

Mr. Abundis

•	On the first anniversary of the change of control, acceleration of vesting of all time-based RSUs

•	On the first anniversary of the change of control, immediate acceleration of vesting and exercisability of all time-based stock options pursuant to the award agreement

•	On the first anniversary of the change of control, immediate acceleration of performance-based RSUs, subject to the satisfaction of the performance conditions

•
On the first anniversary of the change of control, immediate acceleration and exercisability of performance-based stock options pursuant to the award agreement, subject to the satisfaction of the performance conditions

40 |	SilverBow Resources, Inc.	2018 Proxy Statement

Conditions and Covenants

Each NEO must also comply with a noncompete provision in his employment agreement.  Based on the terms of the employment agreements, the covenant not to compete provision would be effective, depending on the separation, for a 12- or 18-month period, following the termination of an NEO.

An NEO will not receive compensation under his employment agreement if the Company terminates the Named Executive Officer for Cause.  Cause is generally defined in the employment agreement as commission of fraud, theft or embezzlement against the Company; a willful breach of fiduciary duty with respect to the Company; refusal, without proper legal cause, to perform the NEO’s duties; breach of the confidentiality, non-compete or non-solicitation provision of the employment agreement; conviction of or pleading guilty or nolo contendere to a felony or crime involving moral turpitude; misconduct or gross negligence in performance of the NEO’s duties; or breach and violation of the Company’s written policies pertaining to sexual harassment, discrimination or insider trading.

2018 Proxy Statement	SilverBow Resources, Inc. | 41

Pay Ratio Disclosure

In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we calculated a reasonable estimate of the ratio of the annual total compensation of Mr. Woolverton, our CEO, compared to that of our median employee in 2017.

Pay Ratio

Based on the information described below, for 2017, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 37 to 1.

Notwithstanding, for illustrative purposes only, given Mr. Woolverton’s one-time significant onboarding inducement equity award and one-time relocation expense and other perquisites unique to 2017, we would expect the ratio of annual total compensation of our CEO to the annual total compensation of our median employee to be reduced to approximately 13 to 1 if the value of the target compensation opportunities outlined in the table below were used to calculate the ratio rather than the value associated with the one-time equity awards, relocation expenses and other perquisites unique to 2017.

Named Executive Officer	2017 Base Salary	2017 Target Bonus	2017 Target Long-Term Equity Awards (RSUs and stock options)	2017 All Other Compensation (Excludes One- time Onboarding Expenses)	Total Expected 2017 Target Compensation
Sean Woolverton, CEO	$550,000	$550,000	$550,000	$784	$1,650,784

Criteria used for Pay Ratio

We identified our median employee as of December 31, 2017, using the methodology and the material assumptions, adjustments and estimates described below:

•
At December 31, 2017, the Company, through its primary operating subsidiary SilverBow Resources Operating, LLC, employed 87 people.  This consisted of all full-time and part-time employees; there were no seasonal or temporary employees on December 31, 2017;

•	SilverBow Resources Operating, LLC’s W-2 payroll records for 2017 were reviewed and consistently applied to initially identify our median employee for 2017 (excluding Mr. Woolverton as CEO);

•
Since all of our employees are located in Texas, either in proximity to our corporate headquarters in Houston, Texas or near our South Texas fields, we did not take into account a cost-of-living adjustment for identifying the 2017 median employee, but may take such adjustment into account in future years;

•	Similarly, in light of our small employee population base, no sampling or “de minimis” exceptions were used to exclude any employees; and

•	Compensation for any newly-hired employees who had been employed less than a year was annualized in determining our median employee.

Following the identification of our median employee using the estimates described above, we determined the annual total compensation of such employee by calculating the elements of 2017 compensation in accordance with the requirements that apply to our NEOs and the description of such elements in “Summary Compensation Table” of this proxy statement.  The median employee received a base salary, bonus (earned in 2017, but paid in 2018) under our cash bonus compensation plan and other compensation including contributions from the Company to the Company Savings Plan and median employee’s HSA along with insurance premiums paid by the Company with respect to life insurance for the benefit of the median employee.  While all of our employees (including our median employee) are eligible to participate in the SilverBow Resources Equity Incentive Plan (the “2016 Plan”), our median employee did not receive any equity-based awards under the 2016 Plan in 2017 and our median employee did not have any perquisites exceeding $10,000.  This resulted in an annual total compensation of $127,588 for our median employee.

42 |	SilverBow Resources, Inc.	2018 Proxy Statement

As Mr. Woolverton did not join SilverBow Resources until March 1, 2017, and the Company had two persons serving as principal executive officer during 2017, we annualized Mr. Woolverton’s compensation for 2017 as if he had been employed on January 1, 2017 rather than March 1, 2017, solely for purposes of the pay ratio above.  These adjustments resulted in an annualized total compensation of $4,725,047 for Mr. Woolverton, which includes two additional months of compensation from what is reported in the “Total” column (column j) of our “Summary Compensation Table” in this proxy statement and such adjustments have been taken into account for the pay ratio indicated above.

2018 Proxy Statement	SilverBow Resources, Inc. | 43

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, which was implemented by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, referred to herein as the Dodd-Frank Act, the Board is required to provide SilverBow Resources shareholders with a nonbinding advisory vote on the compensation of our NEOs, as reported in this proxy statement.  This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement.  Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders of SilverBow Resources, Inc. approve, on an advisory basis, the compensation of SilverBow Resources, Inc.’s named executive officers, as described in Compensation Discussion and Analysis, the compensation tables and accompanying narrative disclosures of this proxy statement.”

As disclosed in our “Compensation Discussion and Analysis,” 2017 was a transformational year for SilverBow Resources, positioning the Company for present and future performance as a growth-oriented independent oil and gas company with a focus on acquiring and developing assets in the Eagle Ford shale.  Our executive compensation program in 2017 was designed to set the Company up for success and growth in 2017, incentivizing and inducing a new executive management team to join SilverBow Resources.  The compensation program is designed to motivate this new and existing executive team to deliver business results and value to all shareholders, reward performance and align our executives’ interests with the long-term interests of our shareholders by ensuring that a significant portion of an NEO’s compensation consisted of equity awards and that stock ownership requirements for our NEOs were put in place.  The Company’s key performance indicators for 2017, which reward performance and are used to determine the amount of the annual cash bonus incentive earned by our NEOs, are further discussed in our “Compensation Discussion and Analysis.”

The following actions were taken during fiscal year 2017 with respect to the compensation of SilverBow Resources’ NEOs:

•	Our CEO, EVP and CFO, and EVP and COO, were all granted long-term equity inducement incentives effective upon their joining the Company;

•
For our CEO, the inducement award was a one-time grant of time-based RSUs equal to 0.50% of the shares of the Company’s common stock outstanding on the applicable date of grant and a one-time award of time-based stock options equal to 0.75% of the shares of Company’s common stock outstanding on the applicable date of grant;

•
For our EVP and CFO, the inducement award was a one-time grant of time-based RSUs equal to 0.30% of the shares of the Company’s common stock outstanding on the applicable date of grant and a one-time award of time-based stock options equal to 0.45% of the shares of the Company’s common stock outstanding on the applicable date of grant;

•
For our EVP and COO, the inducement award was a one-time grant of time-based restricted stock units equal to 0.34% of the shares of the Company’s common stock outstanding on the applicable date of grant and a one-time award of time-based stock options equal to 0.51% of the shares of the Company’s common stock outstanding on the applicable date of grant;

•
We performed at 131% of the target level for the 2017 annual cash bonus tied to our 2017 KPIs which included the following metrics: Production, EBITDA, Relative TSR, Inventory Additions, Cost to Develop and HS&E TRIR;

•
We have historically limited perquisites for officers and, for 2015, 2016 and 2017, each NEO (with the exception of Mr. Woolverton in 2017) has had perquisites below the SEC disclosure threshold ($10,000).  Mr. Woolverton’s perquisites in 2017 were related to his onboarding as SilverBow Resources’ CEO and his family’s relocation to our corporate headquarters in Houston, Texas, which are one-time expenses; and

•	We are committed to continuing to align the interests of our NEOs with the interests of our shareholders; as such, each NEO’s employment agreement includes equity ownership requirements.

We are asking for shareholder approval of the compensation of our NEOs as disclosed in this proxy statement, which includes the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the accompanying narrative disclosures.

44 |	SilverBow Resources, Inc.	2018 Proxy Statement

Because this vote is advisory, it will not be binding and the Compensation Committee of the Board of Directors ultimately has the responsibility for determining executive compensation.  We believe that the Compensation Committee should retain discretion to make final compensation decisions that align with shareholder interests, which discretion has historically been exercised wisely.   However, the Compensation Committee values the opinions of our shareholders and will consider the outcome of the advisory vote when making future decisions and recommendations about executive compensation.  No determination has been made as to what action the Board of Directors may take if shareholders do not approve our executives’ compensation, but the Compensation Committee will consider voting results and how they should be addressed.

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote that proposal is required to approve this advisory Proposal 3.  Brokers do not have discretion to vote on this proposal without your instruction. Abstentions will have the same effect as a vote against the matter.  If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote.

The Board of Directors unanimously recommends that shareholders vote “FOR” approving the compensation of SilverBow Resources’ Named Executive Officers as disclosed in this proxy statement.

2018 Proxy Statement	SilverBow Resources, Inc. | 45

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s common stock to file reports with the SEC regarding their ownership of, and transactions in, the Company’s common stock. SEC regulations require SilverBow Resources to identify anyone who filed a required report late during the most recent fiscal year. Based on a review of the Forms 3 and 4 filed during the 2017 fiscal year and written certifications provided to the Company, the Company believes that all of these reporting persons timely complied with their filing requirements during 2017, with the exception of Mr. Woolverton, whose transaction of April 17, 2017, under his 10b5-1 Plan, was filed on April 20, 2017, due to an administrative error.

SHAREHOLDER PROPOSALS

Proposals for Inclusion in the Company’s 2019 Proxy Materials

Pursuant to various rules promulgated by the SEC, a shareholder who seeks to include a proposal in the Company’s proxy materials for the annual meeting of the shareholders of the Company to be held in 2019 must timely submit such proposal in accordance with SEC Rule 14a-8 to the Company, addressed to the Secretary, SilverBow Resources, Inc., 575 North Dairy Ashford, Suite 1200, Houston, Texas 77079, no later than December 3, 2018, unless the date of our 2019 annual meeting is more than 30 days before or after May 15, 2019, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials.  Further, a shareholder may not submit a matter for consideration at the 2019 annual meeting, unless the shareholder shall have timely complied with the requirements in the Company’s Bylaws.

Advanced Notice of Nominations or Proposed Business for the Company’s 2019 Annual Meeting of Shareholders

Our Bylaws require advanced written notice from any shareholder seeking to present nominations of persons for election to the Board and other proposed business (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) for consideration at our 2019 annual meeting of shareholders. Notice of such nominations or proposals must be delivered to or mailed and received by the Secretary, SilverBow Resources, Inc., 575 North Dairy Ashford, Suite 1200, Houston, Texas 77079, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the date of the one-year anniversary of the immediately preceding year’s annual meeting. Based on the anniversary date of our 2018 Annual Meeting, a shareholder must send advanced written notice of any such nomination or other proposed business such that the notice is received by us no earlier than the close of business January 15, 2019, and no later than the close of business February 14, 2019. In the event the 2019 annual meeting of shareholders is convened on a date more than 30 days before, or more than 60 days after, such anniversary date, such notice by the shareholder must be so received not later than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by SilverBow Resources.

Any such nomination or proposal must be made in writing, indicate certain information about the shares of SilverBow Resources stock (or other derivative instrument) which are owned by the shareholder and beneficial owner, if any, and comply with the then-applicable terms of the Nomination Agreement and requirements set forth in the Company’s Bylaws.  A nomination of persons for election to the Board (each, a “nominee”) must also include certain information about the nominee, certain information regarding affiliations between the nominee and the shareholder, a completed and signed questionnaire by the nominee, and all other information about the nominee required under SEC Rule 14A and the Company’s Bylaws.  A proposal of business must also include a brief description of the business desired to be brought before the meeting, the text of the proposal, a description of all agreements, arrangements and understandings between the shareholder, and beneficial owner, if any, and any other persons in connection with the proposal.  Nominations or proposals must be addressed as follows in order to be considered for the next annual meeting:

Secretary
SilverBow Resources, Inc.
575 North Dairy Ashford, Suite 1200
Houston, Texas 77079

46 |	SilverBow Resources, Inc.	2018 Proxy Statement

Shareholders who wish to nominate an individual to the Board must also follow the requirements of the Company’s Bylaws, then-existing terms of the Nomination Agreement, and applicable SEC and NYSE rules and regulations.  For more information on shareholders’ nomination of directors, refer to “Nominations of Directors,” in this proxy statement.

With respect to business to be brought before the 2018 Annual Meeting, the Company has not received any notices, proposals, or nominees from shareholders that the Company is required to include in this proxy statement.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors welcomes questions or comments about the Company and its operations.  Any communications that shareholders or other interested parties may wish to send to the Board of Directors or the non-management independent directors may be directed to the following address:

Chairman of the Board
SilverBow Resources, Inc.
575 North Dairy Ashford, Suite 1200
Houston, Texas 77079
ATTN: Secretary

Historically, the Company’s annual meeting of its Board of Directors was held to coincide with the annual meeting of its shareholders and a majority of the directors would attend the annual meeting of shareholders; however, with the increased responsibilities and time requirements in connection with the Board meeting, the Board’s annual meeting is now held two weeks before the shareholders’ annual meeting. Therefore, while the Company encourages members of the Board to attend, the Company does not have a policy with regard to Board members’ attendance at its annual meetings of shareholders. Although some of the members of the Board will attend the 2018 Annual Meeting, it is not expected that a majority will be in attendance. Those in attendance will be available to address shareholder questions.  Two directors attended the 2017 annual meeting.

FORWARD-LOOKING STATEMENTS

Certain statements set forth in this proxy statement that are not historical are “forward-looking statements” as that term is defined in Section 21E of the Exchange Act. These statements include estimates of future amounts payable under awards, plans or agreements or upon the occurrence of certain events, such as a change of control, the present value of such awards, and the estimated value of awards, the vesting of which will depend on performance over future periods. In order to estimate amounts that may be paid in the future, we made assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions. These variables include the price of our common stock, the dates of termination of employment, final pay, interest rates, applicable tax rates and other assumptions. The Company will not update these forward-looking statements unless required to do so by applicable law.  These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions all readers that the forward-looking statements contained in this proxy statement are not guarantees of future values or payments, and we cannot assure any reader that such statements will be realized or that the events and circumstances that they describe will occur.

ANNUAL REPORT ON FORM 10-K

Upon written request, SilverBow Resources will provide any shareholder of the Company, at no charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, including the financial statements and schedules, but without exhibits.  Direct requests should be made by mail to SilverBow Resources, Inc., Investor Relations Department, 575 North Dairy Ashford Road, Suite 1200, Houston, Texas 77079; by telephone at (281) 874-2700 or (800) 777-2412; or by email to info@sbow.com.

By Order of the Board of Directors,

Christopher M. Abundis
Senior Vice President, General Counsel and Secretary
Houston, Texas
April 2, 2018

2018 Proxy Statement	SilverBow Resources, Inc. | 47

SILVERBOW RESOURCES, INC. 575 NORTH DAIRY ASHFORD SUITE 1200 HOUSTON, TX 77079 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/14/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/14/2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Withhold For All All All Except  To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. The election of all nominees for Class II directors (for terms to expire at the 2021 annual meeting of shareholders) Nominees 01 Gabriel L. Ellisor 02 Charles W. Wampler The Board of Directors recommends you vote FOR proposals 2. and 3. For Against Abstain 2. The ratification of the selection of BDO USA, LLP as SilverBow Resources’ independent auditor for the fiscal year ending December 31, 2018. 3. The approval, on an advisory basis, of the compensation of SilverBow Resources’ named executive officers as presented in this proxy statement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com SILVERBOW RESOURCES, INC. Annual Meeting of Shareholders May 15, 2018 10:00 AM CDT This proxy is solicited by the Board of Directors The Shareholder(s) hereby appoint(s) Sean C. Woolverton, G. Gleeson Van Riet and Christopher M. Abundis or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SILVERBOW RESOURCES, INC. that the Shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 10:00 AM, CDT on 5/15/2018, at the Embassy Suites Houston Energy Corridor, 11730 Katy Highway, Houston, Texas and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side